Filed Pursuant to Rule 424(b)(2)
Registration File No. 333-255047
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common shares, par value $0.05 per share	4,989,747shares	$166.66667	$831,624,517.00	$90,730.23

(1)
The initial exercise price of the Warrants (as defined herein) of $166.66667 is being used to calculate the registration fee in accordance with Rule 457(g) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Calculated in accordance with Rule 457(r) under the Securities Act.

Prospectus Supplement
(To Prospectus dated April 5, 2021)
4,989,747 Shares
Nabors Industries Ltd.
Common Shares
This prospectus supplement relates to the issuance and sale of up to 4,989,747 common shares, par value $0.05 per share (the “Common Shares”), by Nabors Industries Ltd. (“Nabors” or the “Issuer”) upon the exercise of warrants issued by Nabors on June 11, 2021 as a distribution to all holders of the Common Shares (each, a “Warrant” and, collectively, the “Warrants”).
Our Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “NBR.” On June 10, 2021, the last reported sale price of our Common Shares on the NYSE was $110.39 per share.
Nabors is declaring a distribution of transferable Warrants at no charge to all of its shareholders of record on June 4, 2021 (the “Warrant Distribution”). The Warrants are being issued as part of an innovative and proprietary shareholder warrant incentivizing deleveraging (or SWIDTM) transaction. Nabors is distributing two-fifths of a Warrant for each issued and outstanding Common Share. Subject to any acceleration of the Expiration Date (as defined herein), the Warrants may be exercised at any time in accordance with their terms until June 11, 2026, which is five years after the date of the original issuance. Each Warrant entitles the holder thereof (the “Holder”) to purchase from us one Common Share (plus the Incentive Share Fraction (as defined herein), if any) at an initial Exercise Price (as defined herein) of $166.66667 per Warrant, subject to certain adjustments. The exercise of Warrants may be effected either through (i) payment in cash or (ii) delivery of Designated Notes (as defined below), subject to compliance with applicable procedures.
Based on the number of Common Shares issued and outstanding as of June 4, 2021, if all Warrants issued in the Warrant Distribution were exercised, and if the maximum number of Incentive Share Fractions were issued, we would have 14,173,384 Common Shares issued and outstanding following the completion of the exercise period for the Warrants including Common Shares held by subsidiaries.
The Warrants have been issued by Nabors pursuant to a warrant agreement, dated June 10, 2021, between Nabors and Computershare Trust Company, N.A., as Warrant Agent (the “Warrant Agreement”). The Warrants will be transferable when issued, and are expected to trade over-the-counter. However, there can be no assurance that a liquid trading market for the Warrants will develop.
Nabors will receive proceeds from the exercise of the Warrants for cash. See “Use of Proceeds” in this prospectus supplement. If Holders exercise Warrants through the surrender of Designated Notes, the amount of Nabors’ outstanding debt will be reduced.
Investing in the securities offered by this prospectus supplement involves substantial risks. You should carefully consider the risks described under the “Risk Factors” section of this prospectus supplement beginning on page S-7 and similar sections in our filings with the Securities and Exchange Commission incorporated by reference herein before buying any of the Common Shares offered hereby.
Neither the Securities and Exchange Commission (the “Commission”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is June 11, 2021.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Commission. This document contains two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein or therein or contained in a freewriting prospectus we have prepared. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.
Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority (“BMA”) for the issue and transfer of our shares to and between non-residents of Bermuda for exchange control purposes provided that our shares remain listed on an appointed stock exchange, which includes the NYSE. In granting such consent, the BMA does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
We often discuss expectations regarding our future markets, demand for our products and services, and our performance in our annual, quarterly and current reports, press releases, and other written and oral statements. Statements relating to matters that are not historical facts are “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These “forward-looking statements” are based on an analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain and investors should recognize that events and actual results could turn out to be significantly different from our expectations. By way of illustration, when used in this document, words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “project,” “will,” “should,” “could,” “may,” “predict” and similar expressions are intended to identify forward-looking statements.
You should consider the following key factors when evaluating these forward-looking statements:
•
the novel coronavirus (“COVID-19”) pandemic and its impact on our operations as well as oil and gas markets and prices;

•
fluctuations and volatility in worldwide prices of and demand for oil and natural gas;

•
fluctuations in levels of oil and natural gas exploration and development activities;

•
fluctuations in the demand for our services;

•
competitive and technological changes and other developments in the oil and gas and oilfield services industries;

•
our ability to renew customer contracts in order to maintain competitiveness;

•
the existence of operating risks inherent in the oil and gas and oilfield services industries;

•
the possibility of the loss of one or a number of our large customers;

•
the impact of long-term indebtedness and other financial commitments on our financial and operating flexibility;

•
our access to and the cost of capital, including the impact of a downgrade in our credit rating, covenant restrictions, availability under our revolving credit facility, and future issuances of debt or equity securities;

•
our dependence on our operating subsidiaries and investments to meet our financial obligations;

•
our ability to retain skilled employees;

•
our ability to complete, and realize the expected benefits of, strategic transactions;

•
changes in tax laws and the possibility of changes in other laws and regulations;

•
the possibility of political or economic instability, civil disturbance, war or acts of terrorism in any of the countries in which we do business;

•
the possibility of changes to U.S. trade policies and regulations including the imposition of trade embargoes or sanctions; and

•
general economic conditions, including the capital and credit markets.

Our business depends, to a large degree, on the level of spending by oil and gas companies for exploration, development and production activities. Therefore, a sustained increase or decrease in the price of oil or natural gas, that has a material impact on exploration, development and production activities, could also materially affect our financial position, results of operations and cash flows.
The above description of risks and uncertainties is by no means all-inclusive, but highlights certain factors that we believe are important for your consideration. For a more detailed description of risk factors, please see the sections entitled “Risk Factors” elsewhere in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the

S-iii

Commission on February 24, 2021 (the “2020 Form 10-K”), under Item 1A, “Risk Factors” and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “First Quarter 2021 10-Q”) under Part II Item 1A, “Risk Factors.”
All forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are based on information available to us at the time made. We do not intend to update or revise any forward-looking statements that we may make in this prospectus supplement and the accompanying prospectus or the documents incorporated herein by reference, whether as a result of new information, future events or otherwise.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
Unless otherwise indicated or the context otherwise requires, references to (1) “Nabors” mean Nabors Industries Ltd., a Bermuda exempted company and (2)”we,” “our” and “us” generally mean Nabors, together with its consolidated subsidiaries. This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. It does not contain all of the information that you should consider before making an investment decision. We urge you to read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the historical financial statements and notes to those financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. Please read “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, the accompanying prospectus, the 2020 Form 10-K, the First Quarter 2021 10-Q, and similar sections in any subsequent Exchange Act reports that we incorporate by reference in this prospectus supplement and the accompanying prospectus for more information about important risks that you should consider before investing in the common shares.
Nabors Industries Ltd.
Nabors, through predecessor entities, has over 100 years of operating history. Today, Nabors owns and operates one of the world’s largest land-based drilling rig fleets and is a provider of offshore rigs in the United States and numerous international markets. Nabors also provides directional drilling services, tubular running services, performance tools, and innovative technologies for its own rig fleet and those operated by third parties. In today’s performance-driven environment, we believe we are well positioned to seamlessly integrate downhole hardware, surface equipment and software solutions into our AC rig designs. Leveraging our advanced drilling automation capabilities, Nabors’ highly skilled workforce continues to set new standards for operational excellence and transform our industry.
Our business is comprised of our global land-based and offshore drilling rig operations and other rig related services and technologies. These services include tubular running services, wellbore placement solutions, directional drilling, measurement-while-drilling (“MWD”), logging-while-drilling (“LWD”) systems and services, equipment manufacturing, rig instrumentation and optimization software.
Our business consists of five reportable segments: U.S. Drilling, Canada Drilling, International Drilling, Drilling Solutions and Rig Technologies.
With operations in approximately 20 countries, we are a global provider of drilling and drilling-related services for land-based and offshore oil and natural gas wells, with a fleet of rigs and drilling-related equipment which, as of March 31, 2021 included:
•
354 actively marketed rigs for land-based drilling operations in the United States, Canada and approximately 14 other countries throughout the world; and

•
29 actively marketed rigs for offshore platform drilling operations in the United States and multiple international markets.

Nabors’ principal executive offices are located at Crown House, 4 Par-La-Ville Road, Second Floor, Hamilton, HM08, Bermuda and its telephone number at that address is (441) 292-1510.
Corporate Information
Nabors was formed as a Bermuda exempted company on December 11, 2001. Through predecessors and acquired entities, Nabors has been continuously operating in the drilling sector since the early 1900s. Nabors’ principal executive offices are located at Crown House, 4 Par-La-Ville Road, Second Floor, Hamilton, HM08, Bermuda and its telephone number at that address is +1 (441) 292-1510.

THE OFFERING
Issuer
Nabors Industries Ltd.
The Warrant Distribution
We are declaring a distribution of transferable Warrants at no charge to all of our shareholders. We are distributing two-fifths of a Warrant for each issued and outstanding Common Share. Each Warrant will entitle the Holder thereof to purchase, at the Holder’s election, at the Exercise Price, the Warrant Shares (as defined below).
We are issuing a total of 3,742,310 Warrants to purchase up to 4,989,747 Common Shares (including the Incentive Share Fractions).
The Warrant Agent will not be required to effect any registration of transfer or exchange that would result in the issuance of a Warrant Certificate or book-entry position for a fraction of a Warrant. If any fractional Warrant would otherwise be required to be issued or distributed we will round down the total number of Warrants to be issued to the relevant Holder to the nearest whole number.
Holders may exercise all or a portion of their Warrants or choose not to exercise any Warrants at all.
Record Date
5:00 p.m., New York City time, on June 4, 2021.
Common Shares Outstanding
As of the date hereof, 9,183,637 Common Shares are issued and outstanding including 1,090,003 Common Shares held by Nabors’ subsidiaries.
Shares Outstanding After Completion of the Warrant Distribution
We will not issue any Common Shares directly in the Warrant Distribution; however, we will issue up to 3,742,310 Warrants, each of which may be exercised for the Warrant Shares. Based on the number of Common Shares issued and outstanding on June 4, 2021, if all Warrants issued in the Warrant Distribution were exercised, and if the maximum number of Incentive Share Fractions were issued, we would have 14,173,384 Common Shares issued and outstanding, including Common Shares held by Nabors’ subsidiaries.
Warrant Shares
Each Warrant will be initially exercisable for one Common Share plus the Incentive Share Fraction, if any. Such number of Common Shares issuable upon the exercise of a Warrant at any date is referred to as the “Warrant Shares.”
Incentive Share Fraction Equation
For any Exercise Date, (A) the quotient of (i) the VWAP of the Common Shares on the Trading Day (as defined in the Warrant Agreement) immediately preceding such Exercise Date, multiplied by three and (ii) the sum of the daily VWAPs of the Common Shares for each of the second, third and fourth Trading Days immediately preceding such Exercise Date, (B) minus one.
Incentive Share Fraction
Except as described below in “Price Condition and Early Expiration Date,” for any date when a Holder exercises its Warrants in accordance with the Warrant Agreement (an “Exercise Date”) the Incentive Share Fraction shall be as set forth below:

•
if the Incentive Share Fraction Equation is less than 0.06 then the Incentive Share Fraction shall be equal to zero.

•
if the Incentive Share Fraction Equation is equal to or greater than 0.06 then the Incentive Share Fraction shall be equal to 0.33333;

provided, that if the VWAP (as defined below) of the Common Shares on the Trading Day immediately preceding the Exercise Date (the “Exercise Date Reference Price”) is (a) greater than or equal to $140.00 and (b) less than or equal to $186.6667, the number of Warrant Shares (including Incentive Share Fractions) to be delivered per Warrant will not exceed the quotient of (x) 186.66671 and (y) Exercise Date Reference Price; provided further, that if the Exercise Date Reference Price is greater than $186.6667, the Incentive Share Fraction shall be zero.
No Fractional Shares
We will not issue fractional Common Shares or pay cash in lieu thereof. If you would be entitled to receive a fractional number of Common Shares upon exercise of the Warrants, we will round down the total number of Common Shares to be issued to you to the nearest whole number.
Exercise Price
$166.66667 per Warrant, subject to certain adjustments described in “Anti-dilution Adjustments” below (the “Exercise Price”).
Exercise Procedure
In order to exercise all or any of the Warrants, the Holder thereof is required to deliver to the Warrant Agent a notice of election, which contains certain representations by the Holder of the Warrants. and pay the amount of the Exercise Price. The Exercise Price may be paid (x) in cash or (y) by delivery of certain issued and outstanding notes designated by Nabors from time to time (the “Designated Notes”).
As of the date hereof, the Designated Notes include only (a) Nabors Industries, Inc.’s (i) 5.10% Notes due 2023, (ii) 0.75% Exchangeable Notes due 2024, (iii) 5.75% Notes due 2025 and (b) Nabors’ 7.25% Notes due 2026. Any designation by us of a particular series of our notes as “Designated Notes” will retain such designation for a minimum of 20 Business Days following publication of notice of the same by press release and (ii) any removal by us of a particular series of our notes from “Designated Notes” shall only be effective 20 Business Days following publication of notice thereof by press release. For the avoidance of doubt, we may, upon the requisite notice period, remove any or all series of notes from the “Designated Notes.”
Designated Notes must be delivered in a principal amount of $1,000 or any whole multiple thereof. Designated Notes used to pay the Exercise Price shall be valued at their aggregate principal amount (regardless of the then current market value) excluding any accrued and unpaid interest. Any Designated Notes surrendered in excess of the Exercise Price multiplied by the number of Warrants exercised and accrued and unpaid

1
For ease of calculation, when exercising six Warrants together, clause (x) of this quotient equals 1,112.

interest of the applicable series of Designated Notes duly surrendered by a Holder to Nabors shall be forfeited to Nabors by the Holder surrendering such Designated Notes and shall not be refunded to such Holder.
If at the time of exercise of Warrants, there is no effective registration statement covering the issuance of the Common Shares underlying the Warrants, the Holders will be able to exercise their Warrants only on a net share-settled basis by surrendering the Warrants to Nabors as described in “Description of the Warrants” pursuant to the exemption from the registration requirements of the Securities Act under Section 3(a)(9).
Issuance of Common Shares Upon Exercise of Warrants
If you are a holder of record of our Common Shares and you exercise your Warrants to purchase Common Shares, we will issue a direct registration account statement representing those shares to you as soon as practicable after the exercise of the Warrants. If your shares are held through a broker, dealer, custodian bank or other nominee and you exercise your Warrants, your account at your nominee will be credited with your new shares as soon as practicable following such exercise.
Exercise Period
Subject to applicable laws and regulations and any acceleration of the Expiration Date, the Warrants may be exercised at any time starting on the date of issuance until 5:00 p.m., New York City time, on the Expiration Date.
Expiration Date
Subject to the adjustments in “Termination” and “Price Condition and Early Expiration Date” below, the Warrants will expire and cease to be exercisable at 5:00 p.m. New York City time on June 11, 2026 (the “Expiration Date”).
Price Condition and Early Expiration Date
Following the last day of any 30 consecutive Trading Day period in which the daily VWAPs of the Common Shares has been at least 75.000% of the Exercise Price for at least 20 Trading Days (whether or not consecutive) (the “Price Condition”) we may elect to do any of the following: (i) accelerate the Expiration Date, (ii) terminate the right to receive the Incentive Share Fraction when exercising the Warrants by (a) delivering Designated Notes and/or (b) paying cash, (iii) terminate the right to exercise the Warrants using cash or Designated Notes and/or (iv) modify the amount and calculation of the Incentive Share Fraction.
Termination
Notwithstanding the foregoing, we may terminate the Warrants for any reason upon 20 business days’ prior public notice by press release.
Anti-dilution Adjustments
The Warrants will be adjusted as necessary to protect holders from the dilutive effects of (a) stock splits, subdivisions, reclassifications, consolidations, combinations and similar transactions, (b) certain issuances of Common Shares, Convertible Securities, rights, warrants or other securities exercisable or convertible into or exchangeable for Common Shares, (c) dividends and other distributions of assets or other securities, (d) pro rata repurchase of Common Shares,

(e) distribution to holders of Common Shares rights or warrants pursuant to a shareholder rights plan and the effects of certain business combinations . See “Description of Warrants — Anti-dilution Adjustments” below.
Rights Prior to Exercise
The Holders of the Warrants will not have voting rights or other rights as a shareholder unless and until (and then only to the extent) they have validly exercised their Warrants and have received the Warrant Shares.
Ownership Limitation on Exercise of Warrants
A holder of a Warrant will not be permitted to exercise Warrants for any Common Shares if, following such exercise, the Holder will have Beneficial Ownership of Common Shares in excess of 4.9% of the then issued and outstanding (excluding Common Shares held by our subsidiaries) Common Shares (the “Ownership Limitation”); provided that if any Holder Beneficially Owned Common Shares in excess of the Ownership Limitation at 5:00 pm on May 27, 2021, such Holder will have the right to exercise any Warrants (and receive the related Common Shares) received by such Holder in connection with the Warrant Distribution.
Beneficial Ownership
Ownership of Common Shares by a person, determined in accordance with Section 382 of the Internal Revenue Code of 1986, which, for the avoidance of doubt, shall include any Common Shares such person is treated as owning by reason of the application of the constructive ownership rules under Section 382 but shall not include any Common Shares underlying any unexercised Warrants.
Use of Proceeds
Assuming that all of the Warrants distributed in the Warrant Distribution are fully exercised for cash, we would receive proceeds of approximately $623.7 million in the aggregate. We intend to use any proceeds to reduce our existing debt and for other general corporate purposes. If the Warrants are fully exercised through the surrender of Designated Notes, the aggregate principal amount of our outstanding Designated Notes would be reduced by approximately $623.7 million.
Transferability
The Warrants will be transferable and freely tradeable when issued and are expected to trade over-the-counter.
Absence of a Public Market
The Warrants are new securities and there is no established trading market for the Warrants. Accordingly, there can be no assurances as to the development or liquidity of any market for the Warrants.
Listing of Common Shares
Our Common Shares trade on the New York Stock Exchange under the symbol “NBR.”
Maintenance of Registration
Statement
We will use our commercially reasonable efforts to keep a registration statement effective covering the issuance of the Common Shares issuable upon the exercise of the Warrants. If the registration statement ceases to be effective for any reason at the time of exercise of any Warrants, Holders will be able to exercise their Warrants only on a net share settlement basis in return for no consideration other than the Warrants themselves pursuant to an exemption from the registration requirements of the Securities Act under Section 3(a)(9).
Warrant Agent
Computershare Trust Company, N.A.
Calculation Agent
ConvEx Capital Markets LLC
Financial Advisor
B. Dyson Capital Advisors
Risk Factors
You should carefully read the section entitled “Risk Factors” beginning at page S-6 before you make a decision to invest in the securities.
Governing Law
The Warrants and the Warrant Agreement under which they will be issued will be governed by the laws of the State of New York.

RISK FACTORS
You should carefully consider the risks described below, in the accompanying prospectus and in the documents incorporated herein by reference before making an investment. The risks described below, in the accompanying prospectus and in the documents incorporated herein by reference are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the common shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.
Risks related to our common shares are set forth below. You should also carefully review the risk factors related to our business that are incorporated by reference to the section entitled “Item 1A. Risk Factors” in our 2020 Form 10-K and First Quarter 2021 10-Q,.
We may adopt a shareholder rights plan that could prevent a third party from acquiring us or limit the price that investors might be willing to pay for shares of our common stock.
In the future we may adopt a shareholder rights plan, commonly referred to as a poison pill. Any shareholder rights plan we may adopt may include protections designed to reduce the likelihood that a potential acquirer would gain control of Nabors by open market accumulation or other tactics without paying a premium for all of Nabors’ shares.
The Warrant Distribution could impair or limit our net operating loss carryforwards.
As of December 31, 2020, we reported consolidated federal net operating loss (“NOL”) carryforwards of approximately $670.3 million and certain other favorable federal income tax attributes. Our ability to use our NOL carryforwards and certain other tax attributes may be limited if we experience an “ownership change” as defined in Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”). An ownership change generally occurs if there is a more than 50 percentage point increase in the aggregate equity ownership of Nabors by one or more “5 percent shareholders” (as that term is defined for purposes of Sections 382 and 383 of the Code) in any testing period, which is generally the three-year period preceding any potential ownership change, measured against each such 5 percent shareholder’s lowest percentage ownership at any time during such period. While certain procedures with respect to the exercise of the Warrants are being implemented to reduce the likelihood of an ownership change under Section 382, it is still possible that the we may undergo an ownership change with respect to our stock, including as a result of the purchase of Common Shares pursuant to the exercise of the Warrants, which could impair or limit our ability to use our NOL carryforwards.

USE OF PROCEEDS
Nabors will receive the proceeds from the sale by us of Common Shares to Holders of Warrants upon exercise of the relevant Warrants for cash. Assuming that the Warrants are fully exercised for cash, Nabors would receive proceeds of approximately $623.7 million in the aggregate. We intend to use any proceeds to reduce our existing debt and for other general corporate purposes. If the Warrants are fully exercised for Designated Notes, the amount of our outstanding Designated Notes would be reduced by approximately $623.7 million.

DESCRIPTION OF THE WARRANTS
On June 11, 2021, Nabors issued 3,742,310 Warrants as a distribution to Holders of record of Common Shares as of the record date, June 4, 2021 (the “Record Date”). The Warrants have been issued by Nabors pursuant to the Warrant Agreement. The following description of the Warrants and the Warrant Agreement is only a brief summary and is qualified in its entirety by reference to the complete description of the terms of the Warrants set forth in the Warrant Agreement (including the Form of Warrant attached thereto), which has been filed as an exhibit to our Current Report on Form 8-K, filed on June 10, 2021. The distribution of the Warrants has not been registered under the Securities Act because the issuance of a dividend in the form of a Warrant or as an adjustment to an outstanding equity-based incentive award for no consideration is not a sale or disposition of a security or interest in a security for value pursuant to Section 2(a)(3) of the Securities Act. We expect the Warrants will trade over-the-counter.
Each Warrant represents the right to purchase from Nabors one Common Share plus the Incentive Share Fraction, if any, for the applicable Exercise Date for cash at an initial Exercise Price of $166.66667 per Warrant, payable in U.S. dollars (subject to adjustment as described under “Anti-dilution Adjustments” below). Such number of Common Shares actually issuable upon exercise as of the date of exercise of a Warrant is referred to as the “Warrant Shares.”
The Incentive Share Fraction Equation for any Exercise Date shall be equal to (A) the quotient of (i) the VWAP of the Common Shares on the Trading Day immediately preceding such Exercise Date, multiplied by three and (ii) the sum of the daily VWAPs of the Common Shares for each of the second, third and fourth Trading Days immediately preceding such Exercise Date (B) minus one.
Except as described below, for any exercise of a Warrant on a Exercise Date:
•
if the Incentive Share Fraction Equation is less than 0.06 then the Incentive Share Fraction shall be equal to zero; and

•
if the Incentive Share Fraction Equation is equal to or greater than 0.06 then the Incentive Share Fraction shall be equal to 0.33333.

provided, that if the Exercise Date Reference Price is (a) greater than or equal to $140.00 and (b) less than or equal to $186.6667, the number of Warrant Shares (including Incentive Share Fractions) to be delivered per Warrant will not exceed the quotient of (x) 186.66672 and (y) Exercise Date Reference Price; provided further, that if the Exercise Date Reference Price is greater than $186.6667, the Incentive Share Fraction shall be zero.
“VWAP” of the Common Shares or other security on any date of determination means (i) in the case of the Common Shares, the consolidated volume weighted average price per share of Common Shares based on all trades in the consolidated tape system on such date as displayed on Bloomberg page “NBR US Equity HP” (setting: “Weighted Average Line”) or any successor or replacement page. If such information is not so available, the volume weighted average price shall be the volume weighted average price per Common Share on the NYSE only, as displayed on Bloomberg page “NBR UN Equity HP” (setting: “Weighted Average Line”) or any successor or replacement page, or if such information is not so available, then it shall be the closing price of Common Stock on the NYSE, and (ii) in the case of any other security, the volume weighted average price per security on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security on such date as displayed on Bloomberg page “HP” (setting: “Weighted Average Line”) in respect of such security for such primary market as aforesaid or any successor or replacement page. If such information is not so available, the VWAP shall be the closing price of such security (or if none, the last reported sale price) on such primary market as aforesaid on such date.
“Market Price” means, with respect to the Common Shares, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the Common Shares on the NYSE on such day. If the Common Shares are not listed on the NYSE on any date of determination, the Market Price of the Common Shares on such date of

2
For ease of calculation, when exercising six Warrants together, clause (x) of this quotient equals 1,112.

determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Shares are so listed or quoted, or, if the Common Shares are not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Shares in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization, or, if that bid price is not available, the Market Price of the Common Shares on that date shall mean the fair market value per share as determined by the Nabors Board of Directors in reliance on the advice of an independent advisor. For the purposes of determining the Market Price of the Common Shares on the Trading Day preceding, on or following the occurrence of an event, (i) that Trading Day shall be deemed to commence immediately after the regular scheduled closing time of trading on the NYSE (or, if the Common Shares are not listed on the NYSE, the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Shares) or, if trading is closed at an earlier time, such earlier time and (ii) that Trading Day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).
Except as described below, the Warrants will expire and cease to be exercisable at 5:00 p.m. New York City time on the Expiration Date.
Following the Price Condition we may elect to do any of the following: (i) accelerate the Expiration Date, (ii) terminate the right to receive the Incentive Share Fraction when exercising the Warrants by (a) delivering Designated Notes and/or (b) paying cash, (iii) terminate the right to exercise the Warrants using cash or Designated Notes and/or (iv) modify the amount and calculation of the Incentive Share Fraction.
Notwithstanding the foregoing, we may terminate the Warrants for any reason upon 20 business days’ prior public notice by press release. Issuance by us of a press release shall satisfy any public notice requirement under the Warrant Agreement.
Nabors has issued the Warrants in uncertificated, direct registration form. The Warrant Agent will not be required to effect any registration of transfer or exchange that would result in the issuance of a Warrant Certificate or book-entry position for a fraction of a Warrant. If any fractional Warrant would otherwise be required to be issued or distributed Nabors or the Warrant Agent, as applicable, will round down the total number of Warrants to be issued to the relevant Holder to the nearest whole number. Warrant Holders will not be entitled to receive physical certificates. Registration of ownership will be maintained by the Warrant Agent. Nabors will at all times reserve for issuance the aggregate number of Common Shares for which the Warrants may be exercised.
All or any part of the Warrants may be exercised prior to 5:00 p.m., New York City time, on any business day on or prior to the Expiration Date by delivering a completed form of election to purchase Common Shares, which contains certain representations by the Holder of the Warrants, and payment of the Exercise Price in (a) cash or (b) no earlier than the Business Day following the Exercise Date, surrendering notes of an applicable series of Designated Notes; provided that if we do not maintain the effectiveness of a registration statement covering the issuance of the underlying Common Shares at the time of exercise of any Warrants, the Holders will be able to exercise their Warrants only on a net share settled basis in return for no consideration other than the Warrants themselves pursuant to an exemption from the registration requirements of the Securities Act under Section 3(a)(9). Any such delivery that indicates an election to pay the Exercise Price using Designated Notes may be subject to delays resulting from the non-automated processes involved. Any such delivery that occurs on a day that is not a business day or is received after 5:00 p.m., New York City time, on any given business day will be deemed received and exercised on the next succeeding business day. Upon such delivery, Nabors will issue such whole number of Warrant Shares as the exercising Warrant Holder is entitled to receive. The Warrant Shares will be issued by Computershare Trust Company, N.A., Nabors’ transfer agent, through Nabors’ direct registration system for the account of the exercising Warrant Holder.

The Warrant Agreement may be amended without the consent of any Warrant Holder for the purpose of curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision, or for the purpose of adding or changing any other provisions, including, but not limited to, additions or changes with respect to matters or questions arising under the Warrant Agreement. The consent of a majority in interest of the then-outstanding Warrants is required for any amendment that materially and adversely affects the interests of the Holders of the then-outstanding Warrants. Notwithstanding the foregoing, Nabors may accelerate the duration of the Expiration Date without the consent of any Warrant Holder.
A Holder of unexercised Warrants, in his or her capacity as such, is not entitled to any rights of a holder of Common Shares, including, without limitation, the right to vote or to receive dividends or other distributions.
Nabors has agreed in the Warrant Agreement to use commercially reasonable efforts to cause a shelf registration statement (including, at Nabors’ election, an existing registration statement), filed pursuant to Rule 415 (or any successor provision) of the Securities Act, covering the issuance of Common Shares to the Warrant Holders upon exercise of the Warrants to remain effective until the earlier of (i) such time as all Warrants have been exercised and (ii) the Expiration Date. Nabors may suspend the availability of the registration statement relating to the Warrants from time to time for a maximum of 90 days in a given 365-day period, if the Board determines that such a suspension would be necessary to comply with applicable laws and Nabors provides notice to the Warrant Holders. If the registration is so suspended in the 90 days prior to the Expiration Date, the Expiration Date will be delayed for a number of days equal to the number of days during such 90-day period that the registration statement was suspended.
All expenses related to the registration and approval of the Common Shares issuable upon exercise of the Warrants will be borne by Nabors.
Ownership Limitation
Notwithstanding the foregoing, a Holder of a Warrant shall not be permitted to exercise Warrants for any Common Shares if, following such exercise, the Holder will have Beneficial Ownership of Common Shares in excess of the Ownership Limitation; provided that if any Holder Beneficially Owns Common Shares in excess of the Ownership Limitation at 5:00 pm on May 27, 2021, such Holder shall have the right to exercise any Warrants (and receive the related Common Shares) received by such Holder in connection with the Warrant Distribution.
Any exercise of Warrants contrary to the immediately preceding paragraph shall be void ab initio to the extent of the amount by which such exercise would result in a violation of the Ownership Limitation.
We will publish the total number of issued and outstanding Common Shares (less shares held by our subsidiaries) on our website and with the Warrant Agent weekly while Warrants remain outstanding.
Anti-dilution Adjustments
The Exercise Price and number of Warrant Shares will be subject to adjustment, without duplication, as follows, except that Nabors will not make any such adjustments if each Warrant Holder participates, at the same time and upon the same terms as holders of the Common Shares and solely as a result of holding the Warrants, in any of the transactions described below, without having to exercise such Warrant Holder’s Warrants, as if such Warrant Holder held a number of Common Shares equal to the number of Warrant Shares:
(a)   Stock Dividends, Splits, Subdivisions, Reclassifications, Combinations and similar transactions.   If Nabors shall (i) issue Common Shares as a dividend or make a distribution of its Common Shares, (ii) subdivide or reclassify the issued and outstanding Common Shares into a greater number of shares, or (iii) combine, consolidate or reclassify the issued and outstanding Common Shares into a smaller number of shares then, in such event:
(i)   the number of Warrant Shares immediately prior to the open of business on the Ex-Date (as defined below) for such dividend or distribution or the effective date of such subdivision, combination, consolidation or reclassification shall be proportionately adjusted so that the Holder after such date shall be entitled to purchase the number of Common Shares that such Holder would have owned or been entitled to receive in respect of the Warrant Shares after such date had such Warrant been exercised immediately prior to such date; and
(ii)   the Exercise Price in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution or the effective date of such subdivision, consolidation, combination or reclassification shall be adjusted based on the following formula:
where:
X0	=	the Exercise Price in effect immediately prior to the open of business on the Ex-Date or effective date, as the case may be, for the dividend distribution, subdivision, consolidation, combination or reclassification giving rise to the adjustment;
X1	=	the Exercise Price in effect immediately after the open of business on such Ex-Date or effective date, as applicable;
WS0	=	the number of Warrant Shares before such adjustment; and
WS1	=	the new number of Warrant Shares as determined pursuant to clause (a)(i).
Any adjustment made under this clause (a) shall become effective immediately after the open of business on such Ex-Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split, share combination, reclassification, combination or similar transaction as applicable. If any dividend or distribution of the type described in this clause (a) is declared but not so paid or made, the Exercise Price and number of Warrant Shares shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Exercise Price and number of Warrant Shares that would then be in effect if such dividend or distribution had not been declared.
(b)   Certain Issuances of Common Shares or Convertible Securities.   If Nabors shall issue Common Shares (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for Common Shares (collectively, “convertible securities”)) (other than in Permitted Transactions (as defined below) or a transaction to which clause (a), (c) or (f) of this section is applicable) without consideration or at a consideration per share in the case of Common Shares (or, in the case of convertible securities, having a conversion price per share) that is less than 95% of the Market Price on the last Trading Day preceding the date on which the relevant sales price, conversion price or exercise price is established then, in such event:
(i)   the number of Warrant Shares immediately prior to the open of business on the date on which the sales price, conversion price or exercise price is established (the “Ex-Date”) shall be adjusted based on the following formula:
where:
X	=	the total number of additional Common Shares issuable (or into which convertible securities may be exercised or converted) pursuant to such convertible securities;

Y	=	the number of Common Shares equal to the aggregate price payable to exercise such convertible securities divided by the Market Price of the Common Shares on the Trading Day immediately preceding the Ex-Date;
OS0	=	the number of Common Shares outstanding immediately prior to the open of business on the Ex-Date for such distribution;
WS0	=	the number of Warrant Shares in effect immediately prior to the open of business on the Ex-Date; and
WS1	=	the new number of Warrant Shares in effect immediately after the open of business on the Ex-Date
(ii)   the Exercise Price payable upon exercise of a Warrant shall be adjusted by the following formula:
where:
X0	=	the Exercise Price in effect immediately prior to the open of business on the Ex-Date;
X1	=	the Exercise Price in effect immediately after the open of business on such Ex-Date;
WS0	=	the number of Warrant Shares in effect immediately prior to the open of business on the Ex-Date; and
WS1	=	the new number of Warrant Shares as determined pursuant to clause (b)(i).
Any adjustment made under this clause (b) shall be made successively whenever any such convertible securities are distributed and shall become effective immediately after the open of business on the Ex-Date for such distribution. To the extent that Common Shares are not delivered after the expiration of such convertible securities, the Exercise Price and number of Warrant Shares shall be adjusted to the Exercise Price and number of Warrant Shares that would then be in effect had the adjustment with respect to the distribution of such convertible securities been made on the basis of delivery of only the number of Common Shares actually delivered. If such convertible securities are not so distributed, the Exercise Price and number of Warrant Shares shall be decreased to the Exercise Price and number of Warrant Shares that would then be in effect if such Ex-Date for such distribution had not occurred.
For purposes of the foregoing, the aggregate consideration receivable by Nabors in connection with the issuance of such Common Shares or convertible securities shall be deemed to be equal to the sum of the net offering price (after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into Common Shares; and “Permitted Transactions” shall include issuances (1) as consideration for or to fund the acquisition by Nabors of businesses and/or assets, (2) in connection with employee benefit plans and compensation related arrangements of Nabors approved by the Board of Directors, (3) in connection with a broadly marketed offering and sale of Common Shares or convertible securities for cash and (4) upon exercise of convertible securities issued and outstanding on the date hereof or in accordance with the terms (whether mandatory or optional) of any security, instrument or agreement outstanding or in effect on the date hereof. Any adjustment made pursuant to this clause (b) shall become effective immediately upon the date of such issuance.

(c)   Other Distributions and Spin-Offs.
(i)   Distributions Other than Spin-Offs.   If Nabors makes a distribution to all holders of its Common Shares, of its capital stock, evidences of indebtedness, assets or property of Nabors, cash, rights or warrants, excluding:
a.   dividends or distributions described in clause (a) or (b) above;
b.   dividends or distributions paid exclusively in cash described in clause (d) below;
c.   certain dividends or distributions in connection with a business combination, reclassification, change, consolidation, merger, conveyance, transfer, sale, lease or other disposition resulting in the change in the securities or property receivable upon the exercise of a warrant;
d.   rights issued pursuant to a shareholders’ rights plan adopted by Nabors as described in clause (f); and
e.   Spin-Offs described below in clause (c)(ii);
then the Exercise Price shall be decreased based on the following formula:
where:
X0	=	the Exercise Price in effect immediately prior to the open of business on the Ex-Date for such distribution;
X1	=	the Exercise Price in effect immediately after the open of business on the Ex-Date for such distribution;
SP0 Days	=	the average of the Market Prices of the Common Shares over the ten consecutive Trading Days immediately preceding, but excluding, the Ex-Date for such distribution; and
FMV	=	the fair market value, as of such Ex-Date, of the shares of capital stock, evidences of indebtedness, assets or property of Nabors, cash, rights or warrants;
the number of Warrant Shares shall be increased based on the following formula:
where:
X0	=	the Exercise Price in effect immediately prior to the open of business on the Ex-Date for such distribution;
X1	=	the Exercise Price in effect immediately after the open of business on the Ex-Date for such distribution;
WS0	=	the number of Warrant Shares in effect immediately prior to the open of business on the Ex-Date; and
WS1	=	the new number of Warrant Shares in effect immediately after the open of business on the Ex-Date.

(ii)   Spin-Offs.   With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Shares in shares of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of Nabors that will be, upon distribution, listed or quoted on a U.S. national or regional securities exchange (a “Spin-Off”), the Warrant Shares shall be adjusted based on the following formula:
where:
WS0	=	the number of Warrant Shares in effect immediately prior to the open of business on the Ex-Date of the Spin-Off;
WS1	=	the number of Warrant Shares in effect immediately after the open of business on the Ex- Date of the Spin-Off;
FMV	=	the average of the Market Prices of the Capital Stock or similar equity interest distributed to holders of the Common Shares applicable to one Common Share for the ten consecutive Trading Days immediately following, and including, the Ex-Date for such Spin-Off (such period, the “Valuation Period”); and
SP	=	the average of the Market Prices of the Common Shares over the Valuation Period;
the Exercise Price in effect immediately prior to the open of business for the Ex-Date for the Spin-Off shall be adjusted based on the following formula:
where:
X0	=	the Exercise Price in effect immediately prior to the open of business on the Ex-Date of the Spin-Off;
X1	=	the Exercise Price in effect immediately after the open of business on the Ex-Date of the Spin-Off;
WS0	=	the number of Warrant Shares in effect immediately prior to the open of business on the Ex-Date of the Spin-Off;
WS1	=	the new number of Warrant Shares in effect immediately after the open of business on the Ex-Date of the Spin-Off as determined pursuant to clause (c)(ii).
Any adjustment to the Exercise Price and number of Warrant Shares under the preceding paragraph of this clause (c) shall be made immediately after the close of business on the last day of the Valuation Period, but shall be given effect as of the open of business on the Ex-Date for the Spin-Off. If any distribution of the type described in this clause (c) is declared but not so made, the Exercise Price and number of Warrant Shares shall be immediately readjusted, effective as of the date the Board of Directors determines not to make such distribution, to the Exercise Price and number of Warrant Shares that would then be in effect if such distribution had not been declared.

(d)   Cash Dividends or Distributions.   If any cash dividend or distribution is made to all or substantially all holders of Common Shares, other than a regular quarterly cash dividend that does not exceed the Dividend Threshold per Common Share then:
(i)   the number of Warrant Shares shall be adjusted based on the following formula:
where:
SP0	=	the average of the Market Prices of the Common Shares for the ten consecutive Trading Days immediately preceding, but excluding, the Ex-Date for such dividend or distribution;
C	=	the amount in cash per share Nabors distributes to holders of the Common Shares;
WS0	=	the number of Warrant Shares in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;
WS1	=	the new number of Warrant Shares in effect immediately after the open of business on the Ex-Date for such dividend or distribution; and
T	=	an amount (subject to the proviso below, the “Dividend Threshold”) initially equal to $0.06 per Common Share; provided, however, that (x) if such dividend or distribution is not a regular quarterly cash dividend on the Common Shares, then the Dividend Threshold will be deemed to be zero per Common Share with respect to such dividend or distribution; and (y) the Dividend Threshold will be adjusted in the same manner as, and at the same time and for the same events for which the Exercise Price and number of Warrant Shares are adjusted as a result of the operation of clauses (a), (b) and (c) above and clauses (e) and (f) below.
(ii)   the Exercise Price payable upon exercise of the Warrants shall be adjusted based on the following formula:
where:
X0	=	the Exercise Price in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;
X1	=	the Exercise Price in effect immediately after the open of business on the Ex-Date for such dividend or distribution;
WS0	=	the number of Warrant Shares in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution; and
WS1	=	the new number of Warrant Shares in effect immediately after the open of business on the Ex-Date for such dividend or distribution.
Any increase made under this clause (d) shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exercise Price and number of Warrant Shares shall be adjusted, effective as of the date the Board of Directors, or a committee thereof, determines not to make or pay such dividend or distribution, to be the Exercise Price and number of Warrant Shares that would then be in effect if such dividend or distribution had not been declared.

(e)   Certain Repurchases of Common Shares. In case Nabors effects a pro rata repurchase of Common Shares at a price per Common Share above reported Market Price, then:
(i)   the Exercise Price shall be adjusted based on the following formula:
where:
X0	=	the Exercise Price in effect immediately prior to the open of business on the effective date of such pro rata repurchase;
X1	=	the Exercise Price in effect immediately after the open of business on the effective date of such pro rata repurchase;
OS0	=	the number of Common Shares issued and outstanding immediately prior to such pro rata repurchase;
SP0	=	the average of the Market Prices of the Common Shares for the ten consecutive Trading Days next succeeding the effective date of such pro rata repurchase;
AC	=	the aggregate purchase price of the pro rata repurchase; and
Y	=	the number of Common Shares so repurchased as a result of the pro rata repurchase;
(ii)   the number of Warrant Shares shall be adjusted based on the following formula:
where:
X0	=	the Exercise Price in effect immediately prior to the open of business on the effective date of such pro rata repurchase;
X1	=	the Exercise Price in effect immediately after the open of business on such effective date of such pro rata repurchase, in accordance with clause (e)(i);
WS0	=	the number of Warrant Shares in effect immediately prior to the effective date of such pro rata repurchase; and
WS1	=	the new number of Warrant Shares in effect immediately after the open of business on such effective date of such pro rata repurchase.
Any adjustment to the Exercise Price and number of Warrant Shares under this clause (e) shall occur at the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the effective date. If such repurchase is not so effected, the Exercise Price and number of Warrant Shares shall be readjusted to be the Exercise Price and number of Warrant Shares that would then be in effect if such pro rata repurchase had not been declared.
(f)   Certain Rights or Warrants; Shareholder Rights Plan. (i) In case Nabors distributes or be deemed to have distributed, or fixes a record date for the making of a distribution, to all holders of its Common Shares of rights or warrants pursuant to a shareholder rights plan commonly known as a “poison pill” (a “Rights Plan”), which rights or warrants are not exercisable until the occurrence of a specified event or events (a “Trigger Event”), in each such case, upon the occurrence of the earliest such

Trigger Event, the Exercise Price in effect prior to such Trigger Event shall be adjusted immediately after such Trigger Event based on the following formula:
where:
X0	=	the Exercise Price in effect immediately prior to such Trigger Event;
X1	=	the Exercise Price in effect immediately after such Trigger Event;
FMV	=	the fair market value of the rights or warrants distributed in respect of one Common Share (determined as of the date of such Trigger Event or public disclosure of such Trigger Event, as applicable, after giving effect to the occurrence of such Trigger Event); and
SP	=	the Market Price of the Common Shares on the last Trading Day immediately preceding the date of such Trigger Event (or, if the occurrence of such Trigger Event is not publicly disclosed as of the date of such Trigger Event, the last Trading Day preceding the first date on which the occurrence of such Trigger Event is publicly disclosed) (either such date, as applicable, the “Pre-Trigger Event Date”);
such adjustment shall be made successively whenever any Trigger Event occurs under any Rights Plan and, with respect to any Rights Plan with respect to which an adjustment has been made, a corresponding adjustment shall be made successively whenever any subsequent adjustment to the applicable rights or warrants is made pursuant to the terms of such Rights Plan to the extent such adjustment has not been made pursuant to the other terms of the Warrants. In such event, the number of Warrant Shares shall be adjusted based on the following formula:
where:
X0	=	the Exercise Price in effect immediately prior to the applicable Trigger Event;
X1	=	the Exercise Price in effect immediately after such adjustment as determined in clause (f);
WS0	=	the number of Warrant Shares in effect immediately prior to such adjustment; and
WS1	=	the new number of Warrant Shares in effect immediately after such adjustment.
(i)   In the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event with respect thereto described in clause (i) of this clause (f):
a.   upon the redemption or repurchase by Nabors of any such rights or warrants without exercise by the Holders thereof, (x) in the event that a Trigger Event shall have occurred and an adjustment to the Exercise Price and number of shares issuable upon exercise of a Warrant shall have been made pursuant to clause (i) of this Section 4.01(f), the Exercise Price and number of Warrant Shares shall be readjusted as if such rights or warrants had not been distributed, and (y) whether or not a Trigger Event shall have occurred, the Exercise Price and the number of Warrant Shares shall be adjusted or readjusted, as applicable, pursuant to the terms of clause (c) upon such redemption or repurchase as though it were a cash distribution (but not an Ordinary Cash Dividend (as defined in the Warrant Agreement) equal to the per share redemption or repurchase consideration received by holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants) made to all holders of Common Shares as of the date of such redemption or repurchase, it being understood that if a readjustment has occurred pursuant to clause (x) above, the readjustment described in this clause (y) shall occur immediately following such readjustment made pursuant to clause (x); and
b.   in the event that a Trigger Event shall have occurred and an adjustment to the Exercise Price and number of Warrant Shares shall have been made pursuant to clause (i) of this clause (f), in the case all such rights or warrants shall have expired or been terminated without exercise by any holders thereof, the Exercise Price and the number of Warrant Shares shall be readjusted as if such rights and warrants had not been distributed.
(ii)   If Nabors has a Rights Plan in effect with respect to its Common Shares, upon exercise of a Warrant, notwithstanding anything to the contrary in such Rights Plan, including any rights agreement or documents or instruments entered into as part of such Rights Plan, the Holder shall be entitled to receive, in addition to the Warrant Shares, a corresponding number of rights under such Rights Plan, unless (A) a Trigger Event occurs prior to such exercise, in which case the adjustments (if any are required) to the Exercise Price and the number of Warrant Shares with respect thereto shall be made in accordance with clause (i) of this clause (f), or (B) the Holder has provided written notice to Nabors that it has elected not to receive such rights.
(iii)   Any adjustment to the Exercise Price and the number of Warrant Shares pursuant to this clause (f) shall be made subject in all respects to the other provisions of the Warrant Agreement (but without duplication); provided that clause (c) shall not apply, and shall be superseded by this clause (f), with respect to rights or warrants distributed (or deemed distributed) by Nabors pursuant to a Rights Plan, except as expressly provided in clause (ii) of this clause (f).
In addition, Nabors may, but will not be required to, make such decreases in the exercise price, in addition to those required by the above provisions, as the Board considers to be advisable for any reason, including, without limitation, in order to avoid or diminish any income tax to any holders of Common Shares or to any Warrant Holders resulting from any dividend or distribution of shares or from any event treated as such for income tax purposes or for any other reason.
All calculations made pursuant to the adjustment provisions described above will be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. No adjustment in the Exercise Price or the number of Warrant Shares will be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a Common Share, but any such amount will be carried forward and an adjustment with respect thereto will be made at the time of and together with any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, will aggregate $0.01 or 1/10th of a Common Share, or more.
In any case in which the above provisions require that an adjustment become effective immediately after an Ex-Date, Nabors may defer until the occurrence of such event issuing to the holder of a Warrant exercised after such record date and before the occurrence of such event the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Common Shares issuable upon such exercise before giving effect to such adjustment; provided, however, that Nabors upon request will deliver to such Warrant Holder a due bill or other appropriate instrument evidencing such Warrant Holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.
Any adjustments will be made successively whenever an event referred to above occurs. If an adjustment in Exercise Price made pursuant to the above provisions would reduce the Exercise Price to an amount below the par value of the Common Shares, then such adjustment will reduce the Exercise Price to the par value of the Common Shares.
Business Combinations and Reorganizations
In the event of a merger, consolidation, amalgamation, statutory share exchange or similar transaction that requires the approval of Nabors’ shareholders (a “Business Combination”) or reclassification of Common Shares, other than a reclassification of Common Shares referred to in “Anti-dilution Adjustments”

above, the right of a Warrant Holder to receive Warrant Shares will be converted into the right to exercise a Warrant to acquire the number of shares or other securities or property (including cash) that the Warrant Shares (at the time of such Business Combination or reclassification) immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification (the amount of such shares, other securities or property in respect of a Common Share being herein referred to as a “Unit of Reference Property”). If the Business Combination causes the Common Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then the composition of the Unit of Reference Property into which the Warrants will be exercisable will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Shares.
Calculations in respect of the Warrants; Calculation Agent
ConvEx Capital Markets LLC shall be the initial calculation agent. The calculation agent will be responsible for making certain calculations and other determinations specified to be made by it under the Warrants and the Warrant Agreement. We will be responsible for making all other calculations called for under the Warrants. These calculations and determinations by Nabors and, where specified, the calculation agent include, but are not limited to, the price of the Common Shares, the last reported sale prices of the Common Shares, the daily VWAPs, the Exercise Price and rate of the Warrants and the applicable Incentive Share Fraction amount. We and the calculation agent (and where applicable, an independent adviser), will make all these calculations and determinations in good faith and, absent manifest error, such calculations and determinations will be final and binding on holders of Warrants and the Warrant Agent. We will provide a schedule of the calculations and determinations made by us and the calculation agent to each of the Warrant Agent, and the Warrant Agent is entitled to rely conclusively upon the accuracy of the calculations and determinations made by us and the calculation agent without independent verification.
Certain U.S. Federal Income Tax Consequences
The following is a general discussion based upon present law of certain U.S. federal income tax consequences to U.S. holders (as defined below) of the Warrant Distribution and the ownership and exercise of Warrants received in the Warrant Distribution.
For purposes of this discussion, a U.S. holder is a beneficial owner of Common Shares receiving Warrants or a beneficial owner of Warrants that is:
(i)
an individual who is a citizen or resident of the United States;

(ii)
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

(iii)
an estate whose income is subject to U.S. federal income taxation, regardless of its source; or

(iv)
a trust if: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in place to be treated as a U.S. person.

This discussion does not address any state, local, or foreign income or other tax consequences, such as the estate and gift tax or the Medicare tax on net investment income, nor does it address all of the tax consequences that may be relevant to any particular shareholder. This discussion also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market, dealers in securities or currencies, persons that own directly, indirectly, or constructively, 10% or more of the total combined voting power or value of all of our outstanding shares, certain taxpayers who file applicable financial statements required to recognize income when the associated revenue is reflected in such financial statements, persons that hold Common Shares or Warrants as part of a position in a “straddle” or as part of a “hedging,” “conversion,” or other integrated investment transaction for U.S. federal income tax purposes, persons that do not hold Common Shares or Warrants as “capital assets” (generally, property held for investment) or persons that do not use the U.S. dollar as their functional currency. In addition, this discussion does not address the consequences of using Designated Notes as payment for Common Shares on exercise of any Warrants. A U.S. holder exercising Warrants, in whole or in part, with Designated Notes should consult its own tax advisor regarding the tax consequences associated with the exercise, including whether and the extent to which the U.S. holder may recognize gain or loss as a result of the exercise of Warrants with Designated Notes.
If a partnership holds Common Shares or Warrants, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. A partner of a partnership holding Common Shares or Warrants should consult its own tax advisor.
This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings, and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Warrant Distribution and the ownership and exercise of Warrants received in the Warrant Distribution. In addition, Nabors has not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Warrant Distribution and the ownership and exercise of Warrants received in the Warrant Distribution, and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
Tax Consequences of the Warrant Distribution
The Warrant Distribution is intended to be treated as a non-taxable distribution under Section 305(a) of the Code. If, however, the Warrant Distribution were treated as a distribution subject to Section 305(b) of the Code, a U.S. holder of Common Shares would be treated for U.S. federal income tax purposes as receiving a distribution equal to the fair market value of the Warrants. In such case, the Warrant Distribution would be taxable as a dividend to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The remainder of this discussion assumes that the Warrant Distribution will be treated as a non-taxable distribution under Section 305(a) of the Code.
Tax Basis and Holding Period in the Warrants
If the fair market value of the Warrants received in the Warrant Distribution is less than 15% of the fair market value of a U.S. holder’s Common Shares on the date of the Warrant Distribution, the Warrants received will be allocated a zero tax basis for U.S. federal income tax purposes, unless such U.S. holder elects to allocate tax basis between the existing Common Shares and the Warrants in proportion to their relative fair market values determined on the date of the Warrant Distribution. A U.S. holder that elects to allocate tax basis between such holder’s existing Common Shares and Warrants must make this election on a statement included with such holder’s tax return for the taxable year in which the Warrant Distribution occurs. Such an election is irrevocable. If, however, the fair market value of the Warrants received in the distribution is 15% or more of the fair market value of a U.S. holder’s Common Shares on the date of the Warrant Distribution, such holder’s tax basis in the existing Common Shares must be allocated between the existing Common Shares and the Warrants in proportion to their relative fair market values determined on the date of the Warrant Distribution.
A U.S. holder’s holding period for the Warrants will include the holding period for the Common Shares with respect to which the Warrants were received.
Possible Constructive Distributions
The number of Common Shares that a holder is entitled to receive upon exercise of a Warrant and the Exercise Price of the Warrant are subject to certain anti-dilution adjustments. Certain of these adjustments (including adjustments as a result of a taxable distribution to holders of Common Shares) could cause a holder to be deemed to receive a “constructive distribution” that is includible in income for U.S. federal income tax purposes. U.S. holders should consult their own tax advisors regarding the possibility of constructive distributions with respect to the Warrants.
Lapse of a Warrant
If the Warrants received in the Warrant Distribution expire, a U.S. holder generally should not recognize any gain or loss upon that expiration. If a U.S. holder has tax basis in the Warrants and allows the Warrants to expire while continuing to hold the Common Shares with respect to which the Warrants were distributed, the tax basis of such Common Shares will be restored to the tax basis of such Common Shares immediately before the receipt of the Warrants in the Warrant Distribution. If the Warrants expire after a U.S. holder has disposed of the Common Shares with respect to which the Warrants were distributed, such holder should consult its own tax advisor regarding its ability to recognize a loss (if any) on the expiration of the Warrants.
Exercise of a Warrant
U.S. holders should not recognize any gain or loss with respect to a Warrant upon the exercise of the Warrant. In general, Common Shares acquired pursuant to the exercise of a Warrant will have a tax basis equal to the U.S. holder’s tax basis in the Warrant, if any, increased by the price paid to exercise the Warrant. The holding period for the Common Shares received upon exercise of the Warrant will generally begin on the date of exercise of the Warrant.
If, at the time of the exercise of a Warrant received in the Warrant Distribution, a U.S. holder no longer holds the Common Shares with respect to which such Warrant was received, certain aspects of the tax treatment of the exercise of the Warrant are unclear, including (1) the allocation of tax basis between the Common Shares previously sold and the Warrant, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the Common Shares previously sold, and (3) the impact of such allocation on the tax basis of Common Shares acquired through the exercise of the Warrant. U.S. holders who exercise Warrants received in the Warrant Distribution after disposing of the Common Shares with respect to which the Warrants were received should consult their own tax advisors as to these uncertainties.
Sale or Other Taxable Disposition of a Warrant
Subject to the discussion of the passive foreign investment company rules below, the gain or loss a U.S. holder realizes on the sale or other taxable disposition of a Warrant generally will be a capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the Warrants for more than one year. The amount of a U.S. holder’s gain or loss will equal the difference between the U.S. Holder’s tax basis in the Warrants disposed of and the amount realized on the disposition. Such gain or loss generally will be U.S. source gain or loss for foreign tax credit purposes. For non-corporate taxpayers, long-term capital gains are generally eligible for reduced rates of taxation. In addition, certain limitations exist on the deductibility of capital losses.
Passive Foreign Investment Company Rules
The U.S. federal income tax consequences to U.S. holders of owning and disposing of Warrants could be materially different from those described above if, at any relevant time, we were classified as a passive foreign investment company (a “PFIC”). For U.S. federal income tax purposes, a foreign corporation is classified as a PFIC for any taxable year if either: (i) at least 75% of its gross income is “passive income” for purposes of the PFIC rules or (ii) at least 50% of the value of its assets (determined on the basis of a quarterly average) produce or are held for the production of passive income. For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more of the stock (by value). Based upon our current and projected income, assets and activities, we do not expect to be considered a PFIC for our current taxable year or for future taxable years. However, because the determination of whether we are a PFIC will be based upon the composition of our income, assets and the nature of our business, as well as the income, assets and business of entities in which we hold at least a 25% interest, from time to time, and because there are uncertainties in the application of the relevant rules, there can be no assurance that we will not be considered a PFIC for any taxable year. If we are a PFIC for any taxable year, a U.S. holder may be subject to adverse tax consequences, including the possible imposition of an interest charge on “excess distributions” allocable to prior taxable years in such U.S. holder’s holding period during which we are determined to be a PFIC. For this purpose, any gains recognized on the disposition of stock or warrants of a corporation that is a PFIC will be treated as an excess distribution and, thus, as ordinary income subject to the PFIC interest charge rules. In addition, if we are a PFIC, U.S. holders may generally be required to comply with annual reporting requirements.
It is not entirely clear how various aspects of the PFIC rules would apply to the Warrants. However, a U.S. holder may not make a mark-to-market election or a qualified electing fund election with respect to its Warrants, which are elections that could alleviate the adverse tax consequences of the PFIC rules. As a result, if a U.S. holder sells or otherwise disposes of such Warrants and we were a PFIC at any time during the U.S. holder’s holding period of such Warrants, any gain recognized generally would be treated as an excess distribution, taxed as described above. U.S. holders should consult their tax advisors regarding the application of the PFIC rules to them.
Information Reporting and Backup Withholding
Certain U.S. holders of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold), may be required to file an information report, currently on IRS Form 8938, with respect to such assets with their U.S. federal income tax returns. “Specified foreign financial assets” generally include any financial accounts maintained by foreign financial institutions as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Substantial penalties may be imposed in the event of a failure to comply. U.S. holders should consult their own tax advisors as to the possible application to them of this filing requirement.
Payments of dividends (including constructive dividends) and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding unless (i) the U.S. holder is an exempt recipient or (ii) in the case of backup withholding, the U.S. holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. Backup withholding is not an additional tax. Rather, the amount of any backup withholding from a payment to a holder will be allowed as a credit against its U.S. federal income tax liability and may entitle it to a refund of any amounts withheld in excess of such liability, provided that the required information is timely furnished to the IRS.

DESCRIPTION OF COMMON SHARES
This section supplements, and should be read together with, the general description of our Common Shares included in the “Description of Authorized Share Capital” in the accompanying prospectus.
Dividend Policy
Subject to any rights and restrictions of any other class or series of shares, our Board of Directors may, from time to time, declare dividends and other distributions on the issued Nabors common shares and authorize payment of such dividends and other distributions. Such dividends or other distributions may be in cash, shares or property of Nabors out of assets or funds legally available therefor.
The declaration and payment of future dividends will be at the discretion of the Board and will depend, among other things, on future earnings, general financial condition and liquidity, success in business activities, capital requirements and general business conditions in addition to legal requirements.

VALIDITY OF SECURITIES
Conyers Dill & Pearman Limited has issued an opinion in respect of the validity of the Common Shares offered hereby.

WHERE YOU CAN FIND MORE INFORMATION
Nabors files annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy materials that Nabors has filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission maintains an internet site that is available to the public that contains reports; proxy and information statements; and other information regarding other issuers that file electronically with the Commission at http://www.sec.gov. Nabors’ filings are also available at Nabors’ website at http://www.nabors.com. Website materials are not a part of this prospectus supplement.
Nabors’ common shares are quoted on the New York Stock Exchange under the symbol “NBR” and Nabors’ Commission filings can also be read at: New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE
We incorporate by reference into this prospectus supplement the documents listed below and any future filings Nabors makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The information incorporated by reference is an important part of this prospectus supplement. Any statement in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus supplement, (2) the accompanying prospectus or (3) any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes such statement.
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Nabors’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Commission on February 24, 2021;

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Nabors’ Quarterly Report on Form 10-Q for the three months ended March 31, 2021 filed on April 29, 2021;

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Portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 22, 2021 that are incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2020;

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Nabors’ Current Reports on Form 8-K filed with the Commission on January 8, 2021, February 5, 2021, February 23, 2021, April 28, 2021, June 4, 2021, June 11, 2021 and June 14, 2021; and

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The description of the Nabors’ common shares contained in its Registration Statement on Form S-4, filed on January 2, 2002, as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2, Pre-Effective Amendment No. 3 and Pre-Effective Amendment No. 4 to Form S-4, filed on March 25, 2002, April 17, 2002, April 29, 2002, and May 10, 2002, respectively (Registration No. 333-76198), including any amendment or report filed with the SEC for the purpose of updating this description.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to Nabors Corporate Services, Inc. at 515 West Greens Road, Suite 1200, Houston, Texas 77067, Attention: Investor Relations, phone number (281) 874-0035.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
NABORS INDUSTRIES LTD.
GUARANTEES OF DEBT SECURITIES
PREFERRED SHARES
DEPOSITARY SHARES
COMMON SHARES
SHARE PURCHASE CONTRACTS
SHARE PURCHASE UNITS
WARRANTS
NABORS INDUSTRIES, INC.
DEBT SECURITIES
This prospectus contains a general description of the securities which we may offer for sale. The issuer will provide the specific terms of the securities in supplements to this prospectus. We, or the issuer of the securities, can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. In addition, selling security holders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We, or the issuer of the securities, may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. You should read this prospectus, the applicable prospectus supplements and any documents incorporated herein by reference carefully before you invest.
The common shares of Nabors Industries Ltd. are traded on the New York Stock Exchange under the symbol “NBR.” We expect any common shares sold pursuant to a prospectus supplement will be listed on that exchange, subject to official notice of issuance. With respect to other securities, each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
INVESTING IN OUR SECURITIES INVOLVES RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND ANY SUCH PROSPECTUS SUPPLEMENT.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The securities may be offered and sold to or through underwriters, dealers, agents or other third parties as designated from time to time, or directly to one or more other purchasers or through a combination of such methods on a continuous or delayed basis. See “Plan of Distribution” on page 0. To the extent required by applicable regulation, if any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
April 5, 2021

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus or any applicable supplement. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

i

ABOUT THIS PROSPECTUS
As used in this prospectus and any prospectus supplement:
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“Nabors” means Nabors Industries Ltd., a Bermuda exempted company;

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“we,” “our,” and “us” generally means Nabors, together with its consolidated subsidiaries, unless the context otherwise requires;

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“Nabors Delaware” means Nabors Industries, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Nabors; and

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When we refer to “you” we mean the potential holders of the applicable series of securities.

This prospectus is part of a registration statement that we and Nabors Delaware filed with the United States Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the different types of securities, and issue related guarantees, as described in this prospectus, in one or more foreign currencies, foreign currency units or composite currencies. This prospectus only provides you with a general description of the securities that we or a selling security holder may offer. Because Nabors is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), Nabors may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part with the Commission at the time of the offer. In addition, Nabors is able to add its subsidiaries and securities to be issued by them if Nabors guarantees such securities.
This prospectus provides you with a general description of the securities we may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities able to be offered under this prospectus. The registration statement, including the exhibits, can be read at the Commission’s website or at the Commission office mentioned under the heading “Where You Can Find More Information.”
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different information.
We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document. Our business, financial condition or results of operations may have changed since that date.
THIS PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. COPIES OF THE INCORPORATED DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE INCORPORATED BY REFERENCE THEREIN) WILL BE FURNISHED UPON WRITTEN OR ORAL REQUEST WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED.
REQUESTS SHOULD BE DIRECTED TO NABORS CORPORATE SERVICES, INC., 515 WEST GREENS ROAD, SUITE 1200, HOUSTON, TEXAS 77067, ATTENTION: INVESTOR RELATIONS, PHONE NUMBER (281) 874-0035 OR CAN BE FOUND ON OUR WEBSITE AT “HTTP://WWW.NABORS.COM.” WEBSITE MATERIALS ARE NOT PART OF THIS PROSPECTUS.
Unless otherwise indicated, all dollar amounts in this prospectus are expressed in U.S. dollars.

ABOUT NABORS INDUSTRIES LTD.
Tracing its origins back to 1952, Nabors has grown from a small land drilling business in Canada to one of the world’s largest drilling contractors. Today, Nabors owns and operates one of the world’s largest land-based drilling rig fleets and is a provider of offshore rigs in the United States and numerous international markets. Nabors also provides directional drilling services, tubular running services, performance tools, and innovative technologies for its own rig fleet and those operated by third parties. In today’s performance-driven environment, we believe we are well positioned to seamlessly integrate downhole hardware, surface equipment and software solutions into our AC rig designs. Leveraging our advanced drilling automation capabilities, Nabors’ highly skilled workforce continues to set new standards for operational excellence and transform our industry.
Our business is comprised of our global land-based and offshore drilling rig operations and other rig related services and technologies. These services include tubular running services, wellbore placement solutions, directional drilling, measurement-while-drilling (“MWD”), logging-while-drilling (“LWD”) systems and services, equipment manufacturing, rig instrumentation and optimization software.
Our business consists of five reportable segments: U.S. Drilling, Canada Drilling, International Drilling, Drilling Solutions and Rig Technologies.
With operations in approximately 20 countries, we are a global provider of drilling and drilling-related services for land-based and offshore oil and natural gas wells, with a fleet of rigs and drilling-related equipment which, as of December 31, 2020 included:
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354 actively marketed rigs for land-based drilling operations in the United States, Canada and approximately 14 other countries throughout the world; and

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29 actively marketed rigs for offshore platform drilling operations in the United States and multiple international markets.

Nabors’ principal executive offices are located at Crown House, 4 Par-La-Ville Road, Second Floor, Hamilton, HM08, Bermuda and its telephone number at that address is (441) 292-1510.
Certain provisions of Bermuda law
Nabors has been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of Nabors common shares.
The Bermuda Monetary Authority has given its consent for the issue and free transferability of Nabors shares, up to the amount of our authorized capital from time to time, to and between non-residents of Bermuda for exchange control purposes, and the issue of options, warrants, depository receipts, rights, loan notes and other of our securities and the subsequent free transferability thereof, provided Nabors shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.
Pursuant to Bermuda law, there is an obligation to issue share certificates. If a share certificate is requested it can only be issued in the name of the legal entity holding title to those shares. In the case of a shareholder acting in a special capacity (for example, as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

ABOUT NABORS INDUSTRIES, INC.
Nabors Delaware is a holding company and an indirect, wholly owned subsidiary of Nabors. Prior to the corporate reorganization that was completed on June 24, 2002, Nabors Delaware was a publicly traded corporation. Nabors Delaware was incorporated in Delaware on May 3, 1978. Nabors Delaware’s principal executive offices are located at 515 West Greens Road, Suite 1200, Houston, Texas 77067 and its telephone number at that address is (281) 874-0035.

RISK FACTORS
Investing in our securities and the securities of Nabors Delaware involves risks. You should carefully consider the risks described in our most recent Annual Report on Form 10-K, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. For each offering of securities made using this prospectus, we may include additional risk factors, if appropriate, in the prospectus supplement relating to that issuance of securities and any applicable free writing prospectus.
The risks incorporated by reference are not the only ones that we may face. Additional risks that are not currently known to us or that we currently consider immaterial may also impair our business, financial condition or results of operations.
The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SELLING SECURITY HOLDERS
We may register securities covered by this prospectus for re-offers and resales by any selling security holders who may be named in a prospectus supplement. Because Nabors is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the Commission. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and any other terms of the securities being sold by a selling security holder.

USE OF PROCEEDS
Except as may be set forth in a prospectus supplement, we intend to use the net proceeds we receive from sales of offered securities for general corporate purposes. These could include capital expenditures, repayment or purchase of previously issued long-term debt, investment in subsidiaries, loans to subsidiaries, additions to working capital, share repurchases, repayment of short-term commercial paper notes or other short-term debt, acquisitions and other business opportunities. If securities are sold by Nabors Delaware, we expect that it will add such proceeds to its general funds and use them for general corporate purposes or will loan or distribute such proceeds to Nabors or any of its subsidiaries. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder who may be named in a prospectus supplement.
When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.
Nabors Delaware may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities of Nabors or Nabors Delaware. The debt securities may be:
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senior obligations issued in one or more series under a senior indenture to be entered into between Nabors Delaware, as issuer, a trustee and, if applicable, Nabors and/or any other guarantor, as guarantor; or

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subordinated obligations issued in one or more series under a subordinated indenture to be entered into between Nabors Delaware, as issuer, a trustee and, if applicable, Nabors and/or any other guarantor, as guarantor.

The trustee and securities administrator for each series of debt securities will be Wilmington Trust, National Association and Citibank, N.A., respectively, unless otherwise specified in the applicable prospectus supplement.
The following description only summarizes the terms of the material provisions of the indentures and the debt securities. We urge you to read each of the indentures which are filed as an exhibit to the registration statement of which this prospectus forms a part. In addition, the following description is qualified in all respects by reference to the actual text of the indentures and the forms of the debt securities.
General
The indentures relating to Nabors Delaware’s senior and subordinated obligations (the “indentures”) will not contain any restrictions on the amount of additional indebtedness that Nabors Delaware may issue or that Nabors may guarantee in the future.
You should review the prospectus supplement for the terms of the debt securities being offered, including the following terms:
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the designation, aggregate principal amount and authorized denominations of the debt securities;

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the purchase price of the debt securities;

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the date or dates on which the debt securities will mature;

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the rate or rates per annum, if any (which may be fixed or variable), at which the debt securities will bear interest or the method by which such rate or rates will be determined;

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whether the interest, if any, is to be payable in cash or in payment in kind securities;

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the dates on which the interest will be payable and the record dates for payment of interest, if any;

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the coin or currency in which payment of the principal of, premium, if any, and interest, if any, on the debt securities will be payable;

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the terms of any mandatory or optional redemption (including any sinking fund) or any obligation of Nabors Delaware to repurchase the debt securities;

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whether the debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global debt securities and, if so, the identity of the depositary, if any, for such note or notes;

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whether the debt securities will be senior debt securities or subordinated debt securities;

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whether the debt securities will be secured;

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the terms, if any, upon which such debt securities may be convertible into or exchangeable for other debt or equity securities;

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whether the debt securities will be guaranteed by Nabors and/or any other guarantor and the terms and provisions of any such guarantee as described under “Guarantee” below;

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any special tax implications of the debt securities, including provisions for original issue discount securities, if effected;

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any additional covenants that are included for the benefit of the debt securities;

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any addition to or change or deletion of any event of default or any covenant specified in the applicable indenture; and

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any other additional provisions or specific terms which may be applicable to that series of debt securities.

The indentures will not limit the aggregate principal amount of debt securities that may be issued. Unless indicated in a prospectus supplement, Nabors Delaware may issue additional debt securities of a particular series without the consent of the holders of the debt securities of any series outstanding at the time of issuance. Any such additional debt securities, together with all outstanding debt securities of such series, will constitute a single series of securities under the applicable indenture. The debt securities may be authorized by Nabors Delaware and may be in any currency or currency units designated by the issuer.
The debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any of these discounted debt securities will be described in the applicable prospectus supplement.
Ranking of debt securities
The senior debt securities will be unsubordinated obligations and will rank equal in right of payment with all existing and future unsubordinated indebtedness of Nabors Delaware. The subordinated debt securities will be subordinated obligations and will be subordinated in right of payment to all existing and future senior indebtedness, including the senior debt securities. See “Subordination of subordinated debt securities.” Any series of debt securities that is not secured will be effectively subordinated to existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness.
Nabors and Nabors Delaware currently conduct substantially all of their operations through their subsidiaries, and their subsidiaries generate substantially all of their operating income and cash flow. As a result, distributions and advances from their subsidiaries are the principal source of funds necessary to meet their debt service obligations. Contractual provisions or laws, as well as their subsidiaries’ financial and operating requirements, may limit their respective ability to obtain cash from their subsidiaries that they require to pay their respective debt service obligations, including cash payments on the debt securities. In addition, because Nabors and Nabors Delaware are holding companies, holders of their debt securities and guarantees will have a junior position to the claims of creditors of their respective subsidiaries on their assets and earnings. The prospectus supplement relating to a series of debt securities will state, as applicable, whether Nabors Delaware’s debt securities will be guaranteed by Nabors and/or any other guarantor. For a description of that guarantee, if any, see “— Guarantee.”
Guarantee
Unless otherwise provided in the applicable prospectus supplement, Nabors will guarantee each series of debt securities of Nabors Delaware.
The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee, and the identity of each guarantor will be described in the applicable prospectus supplement. The obligations of each guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Conversion and exchange
The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares or preferred shares of Nabors or other equity or debt securities of Nabors and/or Nabors Delaware will be set forth in the related prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.
Payment, paying agent and registrar
Unless otherwise indicated in the applicable prospectus supplement, Nabors Delaware will pay principal of, premium, if any, and interest, if any, on the debt securities at the office or agency designated by the issuer in the City of New York, except that Nabors Delaware, at its option, may pay interest on any debt securities in physical, certificated form either at the corporate trust office of the trustee or by check mailed to holders of the debt securities at their registered addresses as they appear in the registrar’s books. Unless otherwise indicated in the applicable prospectus supplement, Nabors Delaware will pay principal of, premium, if any, and interest, if any, on any debt security in global form registered in the name of or held by a depositary located in the United States identified in the prospectus supplement or its nominee in immediately available funds to such depositary or its nominee, as the case may be, as the registered holder of such global note.
Registration of transfer and exchange
Unless otherwise indicated in the applicable prospectus supplement, a holder of debt securities may transfer or exchange the debt securities at the office of the registrar in accordance with the applicable indenture. The registrar and the trustee may require a holder to, among other things, furnish appropriate endorsements and transfer documents. Unless otherwise indicated in the applicable prospectus supplement, no service charge will be imposed by the issuer, the trustee or the registrar for any registration of transfer or exchange of debt securities, but Nabors Delaware may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. Nabors Delaware is not required to transfer or exchange any debt security selected for redemption. Also, Nabors Delaware is not required to transfer or exchange any debt security for a period of 15 days before a mailing of notice of redemption.
The registered holder of a debt security will be treated as the owner of it for all purposes.
Book-entry delivery and form
Unless otherwise indicated in the applicable prospectus supplement, the debt securities will initially be issued only in registered, book-entry form, in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.
Global notes
Unless otherwise indicated in the applicable prospectus supplement, the debt securities of a series will be issued in the form of one or more global notes that will be deposited with or on behalf of a depositary located in the United States. Unless otherwise identified in the prospectus supplement, The Depository Trust Company will be appointed as depositary with respect to each series.
The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.
Unless otherwise specified in an applicable prospectus supplement, debt securities which are to be represented by a global note to be deposited with or on behalf of a depositary will be represented by a global note registered in the name of such depositary or its nominee. Upon the issuance of a global note in registered form, the depositary for the global note will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global note to the accounts of institutions that have accounts with the depositary or its nominee (“participants”). The accounts to be credited shall be designated by the underwriters or agents of the debt securities or by Nabors Delaware, if the debt securities are offered and sold directly by Nabors or any of its affiliates. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global notes. Ownership of beneficial interests in global notes by persons that hold the beneficial interests through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant.
So long as the depositary for a global note in registered form, or its nominee, is the registered owner of the global note, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the applicable indenture governing the debt securities. Except as described below, owners of beneficial interests in the global notes will not be entitled to have debt securities of the series represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in definitive form and will not be considered the owners or holders thereof under the applicable indenture.
Payment of principal of, premium, if any, and interest, if any, on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global note representing the debt securities. Nabors Delaware will not (nor will the trustee, any paying agent or the registrar for the debt securities) have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for debt securities of a series, upon receipt of any payment of principal of, premium or interest in respect of a permanent global note, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global note held through the participants will be governed by customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.
A global note may not be transferred except as a whole by the depositary for the global note to a nominee of the depositary, by a nominee of the depositary to the depositary or to another nominee of the depositary or by the depositary or any nominee to a successor depositary or a nominee of the successor. If a depositary for debt securities of a series is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days, Nabors Delaware will issue debt securities in definitive registered form in exchange for the global note or notes representing the debt securities.
Certain covenants of the debt securities
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Amalgamation, Merger, Conveyance of Assets.
The indentures relating to the debt securities will provide, in general, that neither Nabors nor Nabors Delaware, as appropriate, will consolidate or amalgamate with or merge into any other entity or convey, transfer or lease our or its assets substantially as an entirety to any person, unless:
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the entity formed by the consolidation or amalgamation or into which Nabors or Nabors Delaware is merged, or the person who acquires the assets, shall, in the case of Nabors Delaware, be organized under the laws of the United States, any state thereof, or the District of Columbia, the European Union or Bermuda, and in either case shall expressly assume Nabors’ or Nabors Delaware’s obligations under the indenture, the debt securities and any guarantee;

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immediately after giving effect to that type of transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

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we shall have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, consolidation, transfer or lease and such supplemental indenture, if any, complies with the indenture, and such Opinion of Counsel shall also state that such supplemental indenture, if any, constitutes the legal, valid, and binding obligation of such successor.

Events of default
In general, and unless otherwise specified in a prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as being:
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a default for 10 days in payment of any principal or premium, if any, on the debt securities of that series, either at maturity, upon any redemption, by declaration or otherwise;

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a default for 30 days in payment of any interest or additional amounts on the debt securities of that series;

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a default for 90 days after written notice from the trustee or Nabors or Nabors Delaware and the trustee receive written notice from the holders of at least 25% in principal amount of outstanding debt securities of that series in the observance or performance of any covenant regarding that series of debt securities or the indenture;

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certain events of Nabors’ or Nabors Delaware’s bankruptcy or insolvency or reorganization; or

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the failure to keep any applicable full and unconditional guarantee of the debt securities of that series in place. An event of default with respect to any series of debt securities may not be an event of default with respect to any other series.

If an event of default occurs and is continuing as a result of certain events of Nabors’ or Nabors Delaware’s bankruptcy or insolvency or reorganization then the principal amount of the applicable series of debt securities shall be due and payable immediately. If an event of default occurs and is continuing (other than a default under the fourth bullet paragraph above) either the trustee or the holders of at least 25% in principal amount of the applicable series of outstanding debt securities may, by a notice in writing to us (and to the trustee if given by the holders), declare the principal amount of such series of debt securities to be due and payable immediately. However, any time after an acceleration with respect to the debt securities has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the applicable series of outstanding debt securities may, under some circumstances, rescind and annul such acceleration. The majority holders, however, may not annul or waive a continuing default in payment of principal of, premium, if any, additional amounts, if any, or interest on the debt securities.
The indenture will provide that the holders of the debt securities will indemnify the trustee before the trustee exercises any of its rights or powers under the indentures. This indemnification is subject to the trustee’s duty, as trustee, to act with the required standard of care during a default.
The holders of a majority in principal amount of the applicable series of outstanding debt securities may direct the time, method and place of:
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the conduct of any proceeding for any remedy available to the trustee; or

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the exercise of any trust or power conferred on the trustee.

This right of the holders of the debt securities is, however, subject to the provisions in the indentures providing for the indemnification of the trustee and other specified limitations.
In general, the indentures provide that holders of any series of debt securities may institute an action against any of Nabors, Nabors Delaware or any other obligor under such series of debt securities only if the following four conditions are fulfilled:
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the holder previously has given to the trustee written notice of default and the default continues;

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the holders of at least 25% in principal amount of the applicable series of debt securities then outstanding have both requested the trustee to institute such action and offered the trustee security or indemnity satisfactory to it;

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the trustee has not instituted this action within 60 days of receipt of such request; and

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during such 60-day periods, the trustee has not received a direction inconsistent with such written request by the holders of a majority in principal amount of the applicable series of debt securities then outstanding.

The indenture will contain a covenant that Nabors and Nabors Delaware will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. If a default or an event of default is actually known to a responsible officer of the trustee, the trustee must notify the holders, subject to certain conditions.
Discharge, legal defeasance and covenant defeasance
Nabors Delaware may discharge or defease its obligations under the applicable indenture as set forth below.
Under terms satisfactory to the trustee, Nabors Delaware may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation. The debt securities of that series must also:
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have become due and payable;

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be due and payable by their terms within one year; or

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be scheduled for redemption by their terms within one year.

Nabors Delaware may discharge the debt securities of that series by irrevocably depositing an amount certified to be sufficient to pay at maturity, or upon redemption, the principal, premium, if any, and interest on the debt securities of that series. Nabors Delaware may make the deposit in cash or United States Government Obligations, as defined in the applicable indenture.
Nabors Delaware and Nabors, if it is a guarantor of a series of debt securities, may terminate all of their respective obligations under the debt securities of that series and the applicable indenture as it relates to that series at any time, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of that series, to replace mutilated, destroyed, lost or stolen securities and to maintain a registrar and paying agent in respect of the debt securities of that series. This is referred to as “legal defeasance.” If Nabors Delaware and Nabors, as applicable, exercise their legal defeasance option, each guarantee in effect at such time, if any, will terminate.
Under terms specified in the indentures, Nabors Delaware and Nabors, if it is a guarantor of a series of debt securities, may be released with respect to any outstanding debt securities of that series from their respective obligations imposed by the sections of the applicable indenture that contain restrictive covenants including mergers and conveyances of assets. In that case, Nabors and Nabors Delaware, if applicable, may no longer be required to comply with these sections without the creation of an event of default. This is typically referred to as “covenant defeasance.” If Nabors and Nabors Delaware, as applicable, exercise their covenant defeasance option, the guarantees in effect at such time, if any, will terminate. Nabors and Nabors Delaware may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.
Legal defeasance or covenant defeasance may be effected by Nabors Delaware only if, among other things, as applicable:
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Nabors Delaware irrevocably deposits with the trustee or the paying agent cash or United States Government Obligations as trust funds in an amount certified by a nationally recognized firm of certified public accountants to be sufficient to pay at maturity or upon redemption the principal of, premium, if any, and interest on all applicable series of outstanding debt securities;

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Nabors Delaware delivers to the trustee opinions of counsel to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of legal defeasance or covenant defeasance. This opinion must further state that these holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance or covenant defeasance had not occurred. In the case of a legal defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the applicable indenture, since this result would not occur under current United States tax law; and
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Nabors Delaware shall have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the defeasance have been complied with.

Event risk
Unless otherwise indicated in the prospectus supplement, none of the indentures, the guarantees or the debt securities will afford holders of the debt securities protection in the event of a highly leveraged transaction involving Nabors or Nabors Delaware or will contain any restrictions on the amount of additional indebtedness that Nabors or Nabors Delaware may incur.
Mandatory redemption; sinking fund
Unless otherwise indicated in the prospectus supplement, neither Nabors nor Nabors Delaware will be required to make either mandatory redemption or sinking fund payments with respect to the debt securities.
Modification of the indenture
Amendments, through supplemental indentures, of the applicable indenture may be made by Nabors Delaware and Nabors, as applicable and the trustee with the consent of the holders of a majority in principal amount of the applicable series of outstanding debt securities; provided, however, that no such amendment may, among other things, without the consent of each holder of each applicable series of outstanding debt securities affected thereby:
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extend the final maturity of the principal of, or any installment interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any debt security or any premium, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment;

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reduce the percentage in principal amount of the outstanding debt securities of any series; and

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modify the provisions in the applicable indentures regarding waiver of past defaults and amendments with the consent of holders except under certain limited circumstances.

Without the consent of any holder of applicable series of outstanding debt securities, Nabors Delaware and Nabors, as applicable, may amend the applicable indenture and the debt securities to:
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evidence the succession of another person to Nabors or Nabors Delaware and the assumption by any such successor of the covenants of Nabors Delaware and Nabors, as applicable, and in the debt securities;

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add to the covenants of Nabors Delaware and Nabors, as applicable, for the benefit of the holders of all or any series of the applicable debt securities or to surrender any right or power conferred in the indentures upon Nabors Delaware and Nabors, as applicable;

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add any additional events of default or amend certain events of default for the benefit of the holders of all or any series of the applicable debt securities;

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add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities of any series denominated in one or more foreign currencies, currency units or composite currencies;

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add to, change or eliminate any of the provisions of the applicable indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no such debt security outstanding;
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secure the debt securities of any series;

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establish the form or terms of debt securities of any series as permitted by the applicable indenture;

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evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements in the applicable indenture;

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cure any ambiguity or omission, correct or supplement any inconsistent provisions; provided that such action shall not adversely affect the interests of the holders of debt securities of any series;

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effect or maintain, or otherwise comply with the requirements of the Commission in connection with the qualification of the indentures under the Trust Indenture Act; or

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make any other change that does not adversely affect the rights of any holder of the applicable outstanding debt securities.

We may also modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments (with the debt securities of each series voting as a class). The holders of a majority in principal amount of the applicable series of outstanding debt securities may, on behalf of the holders of such applicable series of debt securities, waive any past default under the indenture, except a default in the payment of the principal of, premium, if any, or interest on any such debt security.
Subordination of subordinated debt securities
The payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent and in the manner set forth in the subordinated indenture, and as may be further described in the applicable prospectus supplement, in right of payment to the prior payment in full of all senior indebtedness which may at any time and from time to time be outstanding. If the subordinated debt securities are guaranteed by Nabors, the guarantees of the subordinated debt securities will be subordinated in the manner set forth in the applicable prospectus supplement.
Unless otherwise provided in the applicable prospectus supplement with respect to an issue of subordinated debt securities, in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to Nabors Delaware’s assets, or any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of Nabors Delaware’s assets or liabilities, all senior indebtedness must be paid in full or such payment must be provided for before any payment or distribution is made on account of the principal, premium, if any, or interest, if any, on any subordinated debt securities.
In addition, the applicable prospectus supplement may provide that no payment on account of the subordinated debt securities offered thereby shall be made during the continuance of certain defaults with respect to Nabors Delaware’s senior indebtedness or certain of Nabors Delaware’s designated senior indebtedness.
In the event that, notwithstanding the foregoing, any payment or distribution of Nabors Delaware’s assets is received by the subordinated trustee or the holders of any of the subordinated debt securities, under the circumstances described above and before all senior indebtedness is paid in full, such payment or distribution will be paid over to the holders of such senior indebtedness or on their behalf for application to the payment of all such senior indebtedness remaining unpaid until all such senior indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such senior indebtedness.
By reason of this subordination, in the event of a distribution of assets upon insolvency, certain general creditors of Nabors Delaware and Nabors, as the case may be, may recover more, ratably, than holders of the subordinated debt securities.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the definitions of senior indebtedness and designated senior indebtedness applicable to that series, any payment blockage provisions and the approximate amount of such senior indebtedness with respect to Nabors or Nabors Delaware, outstanding as of a recent date, and if the subordinated debt securities are guaranteed by Nabors or Nabors Delaware.
Concerning the trustee
The debt securities will be issued under an indenture between us and a trustee to be named in such indenture. If the trustee has or acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the trustee will either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture.
At any time, the trustee under any indenture may resign or be removed with respect to the securities of any series under such indenture by the holders of a majority in principal amount of the outstanding securities of such series. If the trustee resigns, is removed or becomes incapable of acting as trustee, or if a vacancy occurs in the office of the trustee for any reason, a successor trustee will be appointed in accordance with the provisions of the respective indentures.
Governing law
Unless otherwise indicated in the prospectus supplement, each indenture, the debt securities and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF AUTHORIZED SHARE CAPITAL
The following description of Nabors’ share capital includes a summary of certain provisions of Nabors’ Memorandum of Association and Amended and Restated Bye-laws. The following description of the terms of the common or preferred shares Nabors may issue sets forth certain general terms and provisions of any series of common or preferred shares to which any prospectus supplement may relate. Particular terms of the common or preferred shares offered by any prospectus supplement and the extent, if any, to which these general terms and provisions shall apply to any series of common or preferred shares so offered will be described in the prospectus supplement relating to the applicable shares. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of common or preferred shares. This description of Nabors’ share capital does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Bermuda law and the provisions of Nabors’ Memorandum of Association, including the Certificate of Designations for the Series A Preferred Shares, the Certificate of Designations for the Series B Preferred Shares and Amended and Restated Bye-laws, which have been or will be filed with the Commission as exhibits to the registration statement of which this prospectus is a part.
Nabors’ authorized share capital is $1,625,000, which consists of 32,000,000 common shares (following the Reverse Stock Split (as defined below)) of par value $0.05 per common share and 25,000,000 preferred shares of par value $0.001 per share. The following summary is qualified in its entirety by the provisions of Nabors’ Memorandum of Association, dated December 10, 2001 (as amended by Certificates of Deposit of Memorandum of Increased Share Capital dated March 11, 2002, March 31, 2006 and April 22, 2020) and Nabors’ Amended and Restated Bye-laws (the “Bye-laws”), which are both publicly available and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.” As of April 1, 2021, there were (i) 8,502,790 Nabors common shares issued and outstanding, including 1,090,003 common shares held by our subsidiaries, and (ii) 4,870,019 Nabors preferred shares issued and outstanding, all of which have been designated as Series A Preferred Shares. Shares held by our subsidiaries have the same voting and other rights as other issued and outstanding shares. No other shares of Nabors of any class or series were issued and outstanding as of April 1, 2021.
COMMON SHARES
Holders of our common shares, including any shares held by our subsidiaries, are entitled to one vote on any question to be decided on a show of hands and one vote per share on a poll on all matters submitted to a vote of the shareholders of Nabors. Except as specifically provided in the Bye-laws or in the Companies Act 1981 of Bermuda, as amended (the “Companies Act”), any action to be taken by shareholders at any meeting at which a quorum is in attendance shall be decided by a majority of the issued shares present in person or represented by proxy and entitled to vote. There are no limitations imposed by Bermuda law or the Bye-laws on the right of shareholders who are not Bermuda residents to hold or to vote their Nabors common shares.
The Bye-laws do not provide for cumulative voting. A special general meeting of shareholders may be called by Nabors’ board of directors or as otherwise provided by the Companies Act and applicable law. Any action, except the removal of auditors and directors, required or permitted to be taken at any annual or special general meeting of shareholders may be taken by written consent if the consent is signed by each shareholder, or their proxy, entitled to vote on the matter. Holders of Nabors common shares do not have a preemptive or preferential right to purchase any other securities of Nabors. Nabors’ common shares have no sinking fund provision.
Price range of common shares
Nabors common shares are traded on the New York Stock Exchange under the symbol “NBR.” The following table sets forth, for the periods indicated, the high and low sale price per share of Nabors common shares on the New York Stock Exchange.

	High (U.S.$)	Low (U.S.$)
2018
First Quarter	422.50	322.0
Second Quarter	430.50	310.0
Third Quarter	336.0	285.0
Fourth Quarter	327.0	94.50
2019
First Quarter	185.0	109.50
Second Quarter	200.50	101.0
Third Quarter	152.0	82.5
Fourth Quarter	144.0	78.0
2020
First Quarter	166.50	16.0
Second Quarter	84.16	10.27
Third Quarter	55.15	23.51
Fourth Quarter	75.44	23.34
On April 1, 2021, the closing sale price reported on the New York Stock Exchange for Nabors common shares was $98.79 per share. As of April 1, 2021, there were 1,844 recordholders of Nabors common shares.
Dividend policy
Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends and other distributions on the issued Nabors common shares and authorize payment of such dividends and other distributions. Such dividends or other distributions may be in cash, shares or property of Nabors out of assets or funds legally available therefor.
The declaration and payment of future dividends will be at the discretion of the Board and will depend, among other things, on future earnings, general financial condition and liquidity, success in business activities, capital requirements and general business conditions in addition to legal requirements.
Preemptive, redemption, conversion and sinking fund rights
Holders of Nabors common shares will have no preemptive or preferential right to purchase any securities of Nabors. Nabors common shares will not be convertible into shares of any other class or series or be subject to redemption either by Nabors or the holder of our common shares. Nabors common shares have no sinking fund provisions.
Changes to rights of a class or series
Subject to the Companies Act, the rights attached to any class or series of shares of Nabors, unless otherwise provided by the terms of that class or series, may be altered or abrogated by a resolution passed at a separate general meeting of the holders of shares of that class, voting in person or by proxy and representing at least a majority of the issued shares of that class entitled to vote. Every holder of shares of the relevant class shall be entitled on a poll to one vote for each share held by such holder and any holder of shares of the relevant class present in person or by proxy may demand a poll. Unless otherwise provided by the rights attaching to any class of shares, the rights attaching to any class of shares will not be deemed to be varied by the creation or issue of shares that rank in priority of payment of dividends or with respect to capital or which confer more favorable voting rights than those shares.
Quorum for general meetings
The holders of shares present in person or by proxy entitling them to exercise a majority of the voting power of Nabors on the relevant record date shall constitute a quorum to hold a general meeting of the shareholders.

Rights upon liquidation
Upon the liquidation of Nabors, after the full amounts that holders of any issued shares ranking senior to Nabors common shares as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, the holders of Nabors common shares are entitled to receive, pro rata, any remaining assets of Nabors available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with Nabors. With the sanction of a resolution of shareholders, the assets received by the holders of Nabors common shares in a liquidation may consist in whole or in part of non-cash property which is not required to be of the same kind for all shareholders.
Repurchase rights
Nabors’ board of directors may, at its discretion, authorize the purchase by Nabors of its own shares of any class, at any price (but at least at par), as long as such purchase is made in accordance with the provisions of the Companies Act.
On August 25, 2015, our Board authorized a share repurchase program (the “program”) under which we may repurchase, from time to time, up to $400.0 million of our common shares by various means, including in the open market or in privately negotiated transactions. Authorization for the program, which was renewed in February 2019, does not have an expiration date and does not obligate us to repurchase any of our common shares. Since establishing the program, we have repurchased 0.3 million of our common shares for an aggregate purchase price of approximately $121.1 million under this program. The repurchased shares, which are held by our subsidiaries, are registered and tradable subject to applicable securities law limitations and have the same voting and other rights as other outstanding shares. As of the date hereof, the remaining amount authorized under the program that may be used to purchase shares was $278.9 million. As of December 31, 2020 our subsidiaries held 1.1 million of our common shares.
Compulsory acquisition of shares held by minority holders
An acquiring party is generally able to acquire compulsorily the Nabors common shares of minority holders in one of the following ways:
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By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement is made by obtaining the consent of Nabors and of holders of Nabors common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of Nabors common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

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If the acquiring party is a company, it may compulsorily acquire all of the shares of the target company by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by the acquiring party (the “offeror”). If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by the offeror or any of its subsidiaries, obtained the approval of holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which such approval was obtained, require by a “Notice of Acquisition” any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

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By acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, where the acquiring party holds not less than 95% of the shares or the class of shares of the company, the shares of such remaining shareholders or class of shareholders. When such a notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in such notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of its shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.
Transfer agent and registrar
Unless otherwise indicated in a prospectus supplement, the transfer agent and registrar for Nabors’ common shares is Computershare.
Anti-takeover effects of provisions of our certificate of incorporation and bye-laws
The Bye-laws have provisions that could have an anti-takeover effect. In addition, the Bye-laws include an “advance notice” provision which places time limitations on shareholders’ nominations of directors and submission of proposals for consideration at an annual general meeting. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to encourage negotiations with the board of directors in transactions that may involve an actual or potential change of control of Nabors.
Directors can be removed from office prior to the expiration of their term, only for cause and after proper notice, at a special general meeting called for that purpose and by the affirmative vote of a majority of the issued and outstanding shares entitled to vote at such meeting. Any vacancy created by the removal of a director may be filled by the affirmative vote of a majority of the issued and outstanding shares entitled to vote at the same meeting by the election of another director in his or her place or, in the absence of any such election, by the board of directors. Any general meeting may authorize the board of directors to fill any vacancy left unfilled at a general meeting. As long as a quorum of directors remains and is present, during the existence of a vacancy on the board of directors, the remaining directors shall have full power to act during the existence of a vacancy.
The Bye-laws also provide that the board of directors will consist of not less than five nor more than 18 directors, the exact number to be set from time to time by the affirmative vote of a majority of the directors then in office. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.
The Bye-laws of Nabors provide that, at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the Bye-laws or by any shareholder pursuant to the valid exercise of the power granted under the Companies Act.
For business to be properly brought before an annual general meeting by a shareholder in accordance with the terms of the Bye-laws the shareholder must have given timely notice thereof in proper written form to the Secretary of Nabors. To be timely for consideration at the annual general meeting, a shareholder’s notice must be received by the Secretary at Nabors’ principal executive offices and its registered office in Bermuda not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, or, in the event that the annual general meeting is called for a date that is not within 30 days before or after such anniversary date, not later than the 10th day following the day on which such notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever occurs first. In order for a shareholder to nominate directors in connection with an annual general meeting of shareholders, a shareholder’s notice of his intention to make such nominations must be received in proper written form as specified in the Bye-laws of Nabors by the Secretary of Nabors within the time limits described above.
In addition, the Companies Act provides for a mechanism by which 100 shareholders acting together or shareholders holding at least 5% of the voting power of a Bermuda company may propose a resolution which may properly be moved at an annual general meeting of the company.
Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Nabors’ common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of common shares. Under the Bye-laws, special general meetings may be called at any time by the board of directors or when requisitioned by shareholders or otherwise required pursuant to the provisions of the Companies Act. The Companies Act currently permits shareholders holding 10% of the paid up capital shares of a company entitled to vote at general meeting to requisition a special general meeting.
The board of directors of Nabors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any authorized and unissued shares on such terms and conditions as it may determine. For example, the board of directors could authorize the issuance of common or preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the Nabors common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.
PREFERRED SHARES
Nabors’ board of directors is authorized, without further shareholder action, to issue from time to time up to 25,000,000 preferred shares in one or more classes or series, and fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences, number of shares, special rights, qualifications, limitations or restrictions thereof, as are provided in the resolutions adopted by the board of directors providing for the issuance of such class or series. The Nabors board of directors in authorizing such class or series may provide that any such class or series may be:
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subject to redemption at the option of Nabors or the holders, or both, at such time or times and at such price or prices;

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entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or any other series;

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entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Nabors; or

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convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of Nabors at such price or prices or at such rates of exchange and with such adjustments;

in each case, as set forth in the resolutions authorizing the class or series of preferred shares.
The only series of preferred shares issued and outstanding as of December 31, 2020 was the Series A Preferred Shares, which is described below under “— Series A Preferred Shares.”
SERIES A PREFERRED SHARES
Ranking
Our Series A Preferred Shares rank with respect to dividend rights and rights upon our liquidation, winding up or dissolution, senior to our common shares and any class or series of our preferred shares that rank junior to the Series A Preferred Shares and may rank junior, equal or senior to any series of preferred shares we may issue in the future.
Dividends
Holders of our Series A Preferred Shares are entitled to receive, when, as and if declared by our board of directors out of funds lawfully available for payment, cumulative dividends at the rate per annum of 6.00% per share on the initial liquidation preference of $50 per Series A Preferred Share (equivalent to $3.00 per annum per share), payable in cash, common shares or a combination thereof, at our election and subject to the share cap (as defined below). Dividends on the Series A Preferred Shares are payable quarterly on February 1, May 1, August 1 and November 1 of each year, ending on May 1, 2021, at such annual rate, and shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the first date of original issuance for the Series A Preferred Shares, whether or not in any dividend period or periods there have been funds lawfully available for the payment of such dividends.

No dividend must be declared or paid upon, or any sum set apart for the payment of dividends upon, any issued and outstanding share of the Series A Preferred Shares with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum has been set apart for the payment of such dividends, upon all issued and outstanding Series A Preferred Shares.
If we pay any dividend or portion thereof in common shares, such shares shall be valued for such purpose at 97% of the average VWAP per common share for the five trading days of the relevant dividend reference period. The aggregate number of our common shares delivered in respect of dividends per Series A Preferred Share shall in no event exceed the maximum conversion rate. To the extent that we elect to pay any accumulated and unpaid dividends, in whole or in part, by delivering our common shares, and the share cap results in us delivering fewer common shares than we would have been required to deliver in the absence of the share cap, we will, if we are legally able to do so, pay cash in respect of the deficit amount resulting from application of the share cap.
Liquidation
Upon our voluntary or involuntary liquidation, dissolution or winding-up, holders of the Series A Preferred Shares and any parity shares are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, and the liquidation preference of any of our share capital ranking senior to the Series A Preferred Shares with respect to distribution of assets upon our liquidation, dissolution or winding up, if any, but before any distribution of assets is made to holders of our common shares or any of our other shares ranking junior as to such a distribution to the Series A Preferred Shares, a liquidating distribution in the amount of $50 per Series A Preferred Shares plus an amount equal to any accumulated and unpaid dividends, whether or not declared. If in any such distribution, our assets or proceeds thereof are not sufficient to pay the liquidating distribution, distributions will be made pro rata as to the Series A Preferred Shares and any parity shares but only to the extent we have assets available after satisfaction of all liabilities to creditors, if any, and the full liquidation preference of any of our share capital ranking senior to the Series A Preferred Shares with respect to distribution of assets upon our liquidation, dissolution or winding-up, if any. Holders of the Series A Preferred Shares will not be entitled to any other amounts from us after they have received their full liquidation preference.
In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series A Preferred Shares and all holders of any parity shares, the amounts paid to the holders of Series A Preferred Shares and to the holders of any parity shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the liquidation distribution of any holder of preferred shares means the amount payable to such holder in such distribution, including any accumulated and unpaid dividends, whether or not declared. If the liquidation preference has been paid in full to all holders of the Series A Preferred Shares and any holders of parity shares and shares ranking senior to the Series A Preferred Shares with respect to the distribution of assets upon our liquidation, dissolution or winding-up, the holders of our other shares shall be entitled to receive all of our remaining assets according to their respective rights and preferences.
VOTING RIGHTS
Except as provided below, the holders of the Series A Preferred Shares will have no voting rights.
Preferred Shares Directors
Whenever dividends on any Series A Preferred Shares shall have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment event”), the holders of the Series A Preferred Shares, voting together as a single class with holders of any and all other series of voting preferred shares (as defined below) then issued and outstanding, will be entitled to vote for the election of a total of two additional directors to our board of directors (the “preferred shares directors”); provided that the election of any such directors shall not cause us to violate the corporate governance requirement of any exchange on which our securities may be listed or quoted that listed or quoted companies must have a majority of independent directors. The number of preferred shares directors on our board of directors shall never be more than two at any one time. In that event, the new directors shall be elected initially at a special general meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series A Preferred Shares or of any other series of voting preferred shares (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders, in which event such election shall be held at such next annual or special general meeting of shareholders), and, thereafter, at each subsequent annual general meeting of our shareholders, so long as the rights relative to a nonpayment event remain in effect. Such request to call a special general meeting for the initial election of the preferred shares directors after a nonpayment event shall be made by written notice signed by the requisite holders of the Series A Preferred Shares or any other series of voting preferred shares and delivered to our secretary in any manner as may be permitted by our Bye-laws or by any other manner as permitted by Bermuda law.
“Voting preferred shares” means any other class or series of our preferred shares ranking equally with the Series A Preferred Shares as to dividends and the distribution of assets upon our liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Series A Preferred Shares and any other voting preferred shares have been voted in favor of any matter shall be determined by reference to the aggregate liquidation preference of the Series A Preferred Shares and voting preferred shares voted.
If and when all accumulated dividends have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Series A Preferred Shares shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment event) and, if such voting rights for all other holders of voting preferred shares have terminated, the term of office of each preferred shares director so elected shall terminate and the number of directors on our board of directors shall automatically decrease by two.
Any preferred shares director may be removed at any time without cause by the holders of record of a majority of the aggregate liquidation preference of Series A Preferred Shares and any other voting preferred shares then issued and outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preferred shares director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preferred shares director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the issued and outstanding series A preferred shares and any other voting preferred shares then issued and outstanding (voting together as a single class by reference to the aggregate liquidation preference of all preferred shares so entitled to vote) when they have the voting rights described above. Any vote of preferred shareholders to remove, or to fill a vacancy in the office of, a preferred shares director may be taken only at a special general meeting of such preferred shareholders, called as provided above for an initial election of preferred shares directors after a nonpayment event (unless such request is received less than 90 days before the date fixed for the next annual or special general meeting of our shareholders, in which event such election shall be held at such next annual or special general meeting of shareholders). The preferred shares directors shall each be entitled to one vote per director on any matter that shall come before the board of directors for a vote. Each preferred shares director elected at any special general meeting of shareholders or by written consent of the other preferred shares director shall hold office until the next annual meeting of our shareholders if such office shall not have previously terminated as above provided.
General
The Companies Act provides that in certain circumstances, non-voting shares such as the Series A Preferred Shares have the right to vote (for example without limitation, converting a limited liability company to unlimited liability company, discontinuance of a company from Bermuda, an amalgamation or merger of a Bermuda company, or conversion of preferred shares into redeemable preferred shares).
Conversion Rights
MANDATORY CONVERSION
Each of our Series A Preferred Shares, unless previously converted, will automatically convert on the second business day immediately following the last trading day of the twenty consecutive trading day period beginning on, and including the 21 scheduled trading day immediately preceding May 1, 2021 (the “mandatory conversion date”) into a number of common shares equal to the conversion rate described below. In addition to the common shares issuable upon conversion of each of our Series A Preferred Shares on the mandatory conversion date, holders will have the right to receive an amount equal to all accumulated and unpaid dividends on the Series A Preferred Shares, whether or not declared prior to that date, for the then-current dividend period ending on May 1, 2021 and all prior dividend periods, so long as we are lawfully permitted to pay such dividends at such time. To the extent that we elect to pay such accumulated and unpaid dividends, in whole or in part, by delivering our common shares, and the share cap results in us delivering fewer common shares than we would have been required to deliver in the absence of the share cap, we will, if we are legally able to do so, pay cash in respect of the deficit amount resulting from application of the share cap.
The conversion rate, which is the number of common shares issuable upon conversion of each Series A Preferred Share on the applicable conversion date (excluding common shares, if any, issued in respect of accumulated and unpaid dividends), will, subject to customary conversion rate adjustments, including for reverse stock splits, be as follows:
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if the applicable market value (as defined below) of our common shares is greater than $9.30 (the “threshold appreciation price”) then the conversion rate will be 5.3763 of our common shares per Series A Preferred Share (the “minimum conversion rate”), which is approximately equal to $50, divided by the threshold appreciation price;

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if the applicable market value of our common shares is less than or equal to the threshold appreciation price but greater than or equal to $7.75 (the “initial price”) then the conversion rate will be equal to $50, divided by the applicable market value of our common shares; or

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if the applicable market value of our common shares is less than the initial price, then the conversion rate will be 6.4516 of our common shares per series A preferred share (the “maximum conversion rate”), which is approximately equal to $50, divided by the initial price.

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.”
“Volume-weighted average price” or “VWAP” per common share (or any other security for which a VWAP must be determined) on any trading day means such price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page NBR <Equity> AQR (or its equivalent successor if such page is not available) or, in the case of such other security, the per share volume-weighted average price as displayed on the Bloomberg page with respect to such security, in each case in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume-weighted average price means the market value per common share (or such other security) on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “average VWAP” means, for any period, the average of the VWAPs for each trading day in such period.
The “applicable market value” of our common shares is the average VWAP per common share over the final averaging period.
CONVERSION AT THE OPTION OF THE HOLDER
Other than during the fundamental change conversion period (as defined below), holders of the Series A Preferred Shares have the right to convert the Series A Preferred Shares, in whole or in part, at any time prior to May 1, 2021, into our common shares at the minimum conversion rate of 5.3763 of our common shares per Series A Preferred Share, subject to ordinary conversion rate adjustments. In addition to the number of common shares issuable at the minimum conversion rate upon conversion of each Series A Preferred Share at the option of the holder on any date on which a holder converts Series A Preferred Shares at such holder’s option (the “early conversion date”), we will pay an amount equal to all accumulated and unpaid dividends on such converted Series A Preferred Shares, whether or not declared prior to that date, for all dividend periods ending on or prior to the dividend payment date immediately preceding the early conversion date, subject to the immediately succeeding paragraph and the share cap and so long as we are then lawfully permitted to pay such dividends. To the extent that we elect to pay such accumulated and unpaid dividends, in whole or in part, by delivering our common shares, and the share cap results in us delivering fewer common shares than we would have been required to deliver in the absence of the share cap, we will have no obligation to pay any cash or deliver any additional common shares in respect of the deficit amount resulting from application of the share cap. Holders who exercise the optional conversion right will not be entitled to receive dividends for the then-current dividend period.
Notwithstanding the foregoing, if the early conversion date for any optional conversion occurs during the period from 5:00 p.m., New York City time, on a regular record date for any declared dividend to 9:00 a.m., New York City time, on the immediately following dividend payment date, then:
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we will pay such dividend on the dividend payment date to the holder of record of the converted Series A Preferred Shares on such regular record date;

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Series A Preferred Shares surrendered for conversion during such period must be accompanied by cash in an amount equal to the amount of such dividend for the then-current dividend period with respect to the share(s) so converted; and

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the consideration that we deliver to the converting holder on the early conversion date will not include any consideration in respect of such dividend.

CONVERSION UPON FUNDAMENTAL CHANGE
If a fundamental change (as defined below) occurs prior to the mandatory conversion date, we will provide for the conversion of Series A Preferred Shares by paying or delivering, as the case may be, to holders who convert their Series A Preferred Shares at any time during the period (the “fundamental change conversion period”) beginning on, and including, the effective date of such fundamental change (the “effective date”) and ending on, but excluding, the earlier of (i) the mandatory conversion date and (ii) the date that is 20 calendar days after the effective date:
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a number of our common shares or units of exchange property, as described under “Recapitalizations, Reclassifications and Changes of Our Common Shares” (if the fundamental change also constitutes a reorganization event), per Series A Preferred Share equal to the conversion rate (the “fundamental change conversion rate”) determined using the table below; and

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at our election and subject to the share cap, our common shares (or, if applicable, units of exchange property), cash or a combination thereof in an amount equal to any accumulated and unpaid dividends to the applicable conversion date, whether or not declared, on their Series A Preferred Shares, to the extent that we have lawfully available funds to pay such dividends; provided, however, that if the conversion date for such conversion occurs during the period from 5:00 p.m., New York City time, on a regular record date for any declared dividend to 9:00 a.m., New York City time, on the immediately following dividend payment date, then we will pay such dividend on the dividend payment date to the holder of record of the converted Series A Preferred Shares on such regular record date and the consideration that we deliver to the converting holder will not include any consideration in respect of such dividend.

To the extent that we elect to pay the accumulated and unpaid dividends described in the immediately preceding bullet, in whole or in part, by delivering our common shares, and the share cap results in us delivering fewer common shares than we would have been required to deliver in the absence of the share cap, we will, if we are legally able to do so, pay cash in respect of the deficit amount resulting from application of the share cap.
We will notify holders of the anticipated effective date of a fundamental change at least 20 calendar days prior to such anticipated effective date or, if such prior notice is not practicable, notify holders of the effective date of a fundamental change no later than such effective date (the “fundamental change company notice”). If we notify holders of a fundamental change later than the 20th calendar day prior to the effective date of a fundamental change, the fundamental change conversion period will be extended by a number of days equal to the number of days from, and including, the 20th calendar day prior to the effective date of the fundamental change to, but excluding, the date of the notice; provided that the fundamental change conversion period will not be extended beyond the mandatory conversion date. The fundamental change company notice will state, among other things, whether we have elected to pay all or any portion of accumulated and unpaid dividends in common shares or units of reference property, as the case may be, and, if so, the portion thereof (as a percentage) that will be paid in common shares or units of exchange property.
Notwithstanding the foregoing, if we deliver the fundamental change company notice after the date that is six scheduled trading days prior to the effective date of the fundamental change, we will be required to pay all accumulated and unpaid dividends in cash.
A “fundamental change” will be deemed to have occurred (1) upon the occurrence of a change in control (as defined below) or (2) when the common shares (or other common shares underlying the series A preferred shares) cease to be listed or quoted on the New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors).
A “change in control” shall be deemed to have occurred at such time as any of the following events shall occur:
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any person or group, other than Nabors, Nabors’ subsidiaries or any employee benefits plan of Nabors or its subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person or group has become the beneficial owner of shares with a majority of total voting power of the common shares; unless such beneficial ownership (a) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (b) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

2.
Nabors consolidates with, amalgamates or merges with or into another person (other than one of its subsidiaries), or sells, conveys, transfers or leases all or substantially all of its properties and assets to any person (other than one of its subsidiaries) or any person (other than one of its subsidiaries) consolidates with or merges with or into Nabors, and (except in the case of any such sale, conveyance, transfer or lease) the issued and outstanding common shares are reclassified into, converted for or converted into the right to receive any other property or security; or

3.
the first day on which the majority of the members of the board of directors of Nabors cease to be Continuing Directors.

For purposes of defining a change in control:
1.
“Continuing Director” means, as of any date of determination, any member of the board of directors of Nabors who: (1) was a member of such board of directors (a) on the date of the original issuance of the series A preferred shares or (b) for at least two consecutive years; or (2) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Nabors’ proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination);

2.
the term “person” and the term “group” have the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions;

3.
the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and

4.
the term “beneficial owner” is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time.

Notwithstanding the foregoing, it will not constitute a change in control if at least 90% of the consideration for the common shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the change in control consists of common stock or common shares traded on a United States national securities exchange or approved for quotation on the New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors), or which will be so traded or quoted when exchanged in connection with the change in control transaction, and as a result of such transaction or transactions the series A preferred shares become convertible or exchangeable solely into such common stock or common shares.
If any transaction in which our common shares are replaced by the securities of another entity occurs, following completion of the related fundamental change conversion period, references to us in the definition of “change in control” above shall instead be references to such other entity.
The “fundamental change conversion rate” will be determined by reference to the table above, based on the effective date and the “share price” in the fundamental change, which will be:
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in the case of a fundamental change described in clause (ii) of the definition of “change of control” above in which all holders of our common shares receive only cash in the change of control, the cash amount paid per common share; and

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otherwise, the average VWAP per common share over the 10 trading day period ending on, and including, the trading day immediately preceding the effective date of the fundamental change.

CONVERSION AT OUR OPTION UPON TAX EVENT
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any taxing jurisdiction, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation is announced and becomes effective on or after the date of this prospectus supplement (any such change, a “tax event”).
Redemption
The Series A Preferred Shares will not be redeemable.
Transfer Agent, Registrar, Dividend Disbursing Agent and Conversion Agent
Computershare is transfer agent, registrar, dividend disbursing agent and conversion agent for the Series A Preferred Shares.
Certain Provisions of Bermuda Law
We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares or preferred shares.
The Bermuda Monetary Authority has given its consent for the issue and free transferability of our common shares and preferred shares to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness.
In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.
SHAREHOLDER RIGHTS PLAN
We have adopted a shareholder rights plan, commonly referred to as a poison pill. The shareholder rights plan is designed to reduce the likelihood that a potential acquirer would gain control of Nabors by open market accumulation or other tactics without paying an appropriate premium for all of Nabors’ shares. Under the plan, each of our common shares issued before May 15, 2020 is accompanied by the right described in the next sentence. Each right entitles shareholders to buy, upon occurrence of certain events, one one-thousandth of a share of a new series of participating preferred shares at an exercise price of $58.08. The rights generally will be exercisable only if a person or group acquires beneficial ownership of 4.9% or more of our share capital, or commences a tender or exchange offer that, upon consummation, would result in a person or group beneficially owning 4.9% or more of our share capital, subject to certain exceptions. Under certain circumstances the rights are redeemable at a price of $0.01 per right. Unless earlier exchanged, redeemed, amended or exercised, the rights will expire on April 30, 2021.

DESCRIPTION OF SECURITIES WARRANTS
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the Commission in connection with the offering of such warrants.
General
Nabors may issue warrants to purchase its securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Nabors and a warrant agent we select. In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the Commission in connection with the offering of the specific warrants.
You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including, where applicable:
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the title of the warrants;

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the aggregate number of the warrants;

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the price or prices at which the warrants will be issued;

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the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

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Nabors’ securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

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the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants will commence and the date on which that right will expire;

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the minimum or maximum amount of the warrants that may be exercised at any one time;

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the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

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the date on and after which the warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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a discussion of certain United States federal income tax considerations; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES
The description set forth below and in any prospectus supplement of certain provisions of any deposit agreement and any related depositary shares and depositary receipts summarizes the material terms of that deposit agreement and of the depositary shares and depositary receipts. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the form of deposit agreement and form of depositary receipts relating to each series of the preferred shares, which will be filed with the Commission in connection with the offering of that series of preferred shares, represented by depositary shares.
General
Nabors may elect to have preferred shares represented by depositary shares. The preferred shares of any series underlying the depositary shares will be deposited under a separate deposit agreement between Nabors and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred shares described in the applicable prospectus supplement.
A holder of depositary shares will be entitled to receive the preferred shares (but only in whole preferred shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.
Dividends and other distributions
The preferred share depositary will distribute all cash dividends or other cash distributions in respect of the preferred shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.
If there is a distribution other than in cash in respect of the preferred shares, the preferred share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred share depositary determines that it is not feasible to make such a distribution. In that case, the preferred share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.
The amount distributed in any of the above cases will be reduced by any amount we or the preferred share depositary are required to withhold on account of taxes.
Conversion and exchange
If any preferred share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.
Redemption of depositary shares
Whenever we redeem a preferred share held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preferred shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of preferred shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.
Voting
Upon receipt of notice of any meeting at which the holders of any preferred shares underlying the depositary shares are entitled to vote, the preferred share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) may then instruct the preferred share depositary as to the exercise of the voting rights pertaining to the number of preferred shares underlying that holder’s depositary shares. The preferred share depositary will take all reasonable action to vote the number of preferred shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred share depositary deems necessary to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the preferred shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred share.
Record date
A record date will be set, whenever:
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any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred shares;

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the preferred share depositary receives notice of any meeting at which holders of preferred shares are entitled to vote or of which holders of preferred shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preferred share, the preferred share depositary will in each instance fix a record date (which will be the same as the record date for the preferred shares) for the determination of the holders of depositary receipts;

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who will be entitled to receive dividends, distributions, rights, preferences or privileges or the net proceeds of any sale; or

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who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and termination of the deposit agreement
We and the preferred share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of Nabors.
Charges of preferred share depositary
We will pay all charges of the preferred share depositary including charges in connection with the initial deposit of the preferred shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preferred share is entitled to vote, withdrawals of the preferred share by the holders of depositary receipts or redemption or conversion of the preferred share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred shares.

Miscellaneous
Neither we nor the preferred share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred share depositary under the deposit agreement will be limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement will be limited to performing our duties in good faith. Neither we nor the preferred share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the preferred share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.
The preferred share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred share depositary or the successor depositary has not accepted its appointment within 60 days after the preferred share depositary delivered a resignation notice to us, the preferred share depositary may terminate the deposit agreement. See “— Amendment and termination of the deposit agreement” above.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS
The following summary of certain provisions of the share purchase contracts and share purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the share purchase contract or share purchase unit, as applicable, that will be filed with the Commission in connection with the offering of such securities.
Nabors may issue share purchase contracts representing contracts obligating holders to purchase from Nabors and Nabors to sell to the holders a specified number of Nabors common shares or Nabors preferred shares at a future date or dates. The price per common share or preferred share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.
The share purchase contracts may be issued separately or as a part of units, often known as share purchase units, consisting of a share purchase contract and either:
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Nabors or Nabors Delaware senior debt securities or senior debt securities of another subsidiary issuer;

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Nabors or Nabors Delaware subordinated debt securities or subordinated debt securities of another subsidiary issuer;

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Nabors preferred shares; or

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debt obligations of third parties, including United States Treasury securities,

securing the holder’s obligations to purchase Nabors common shares or Nabors preferred shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder’s obligations under the original share purchase contract.
The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the share purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the documents pursuant to which the prepaid securities will be issued, which will be filed with the Commission in connection with the offering of such share purchase contracts or share purchase units and, if applicable, prepaid securities.

PLAN OF DISTRIBUTION
Distribution by Nabors and Nabors Delaware
Nabors, Nabors Delaware and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including:
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through agents;

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to or through underwriters;

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through brokers or dealers;

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directly by Nabors, Nabors Delaware or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

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through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.
In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
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purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

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ordinary brokerage transactions; or

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transactions in which the broker-dealer solicits purchasers.

In addition, Nabors, Nabors Delaware and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, Nabors, Nabors Delaware or any selling security holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with Nabors, Nabors Delaware or any selling security holder. Nabors, Nabors Delaware or any selling security holder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. Nabors, Nabors Delaware or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. Nabors, Nabors Delaware or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers or otherwise pledge such securities. Upon our default, the broker or pledgee, as applicable, may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, an amended prospectus or a prospectus supplement will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any other related commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an “underwriter”, within the meaning of the Securities Act, of the securities so offered and sold.
We may offer our equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Any such remarketing firm may be deemed to be an “underwriter”, within the meaning of the Securities Act, in connection with the securities remarketed thereby.
If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.
In connection with an underwritten offering, Nabors, Nabors Delaware and any selling security holder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. Nabors, Nabors Delaware or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount and any commissions and other fees, as may be set forth in the revised prospectus or applicable prospectus supplement. If Nabors, Nabors Delaware or any selling security holder grants any such option, the terms of that option will be set forth in the revised or amended prospectus or applicable prospectus supplement.

The maximum commission or discount to be received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker/dealer is subject to limits imposed from time to time by FINRA.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by Nabors, Nabors Delaware or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.
Other than common shares, all securities offered under this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. In addition, any market-making activities will be subject to the limits imposed by the Securities Act and the Exchange Act. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common shares which are currently listed and traded on the New York Stock Exchange. We expect any common shares sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. We cannot give you any assurance as to the liquidity of or the trading markets for any securities.

WHERE YOU CAN FIND MORE INFORMATION
Nabors files annual, quarterly and current reports, proxy and information statements and other information with the Commission. Nabors Delaware is not required to file such reports and materials with the Commission. You may read and copy materials that Nabors has filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission maintains an internet site that is available to the public that contains reports; proxy and information statements; and other information regarding other issuers that file electronically with the Commission at http://www.sec.gov. Nabors’ filings are also available at Nabors’ website at http://www.nabors.com. Website materials are not a part of this offering memorandum.
Nabors’ common shares are quoted on the New York Stock Exchange under the symbol “NBR” and Nabors’ Commission filings can also be read at: New York Stock Exchange, 20 Broad Street, New York, New York 10005.
We have filed a registration statement on Form S-3 under the Securities Act that includes this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or the documents incorporated by reference in the registration statement. For further information, you should refer to the registration statement and its exhibits.
Statements made in this prospectus and the documents incorporated by reference herein as to the content of any contract, agreement or other document are not necessarily complete and you should refer to the contracts, agreements and other documents attached as exhibits to the registration statement or the documents incorporated by reference herein for a more complete description of the agreements, contracts and other documents. Each such statement is qualified in all respects by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We incorporate by reference into this prospectus the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this prospectus, until all securities registered pursuant to the registration statement of which this prospectus is a part are sold (except to the extent that portions of any Current Report on Form 8-K are furnished and deemed not to be filed). The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus, (2) any other subsequently filed document that is incorporated by reference into this prospectus or (3) any prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.
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Nabors’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Commission on February 24, 2021.

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Nabors’ Definitive Proxy Statement on Schedule 14A filed with the Commission on April 23, 2020 to the extent incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Commission on February 25, 2020.

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Nabors’ Current Reports on Form 8-K filed with the Commission on January 8, 2021 and February 5, 2021.

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The description of the Nabors’ common shares contained in its Registration Statement on Form S-4, filed on January 2, 2002, as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2, Pre-Effective Amendment No. 3 and Pre-Effective Amendment No. 4 to Form S-4, filed on March 25, 2002, April 17, 2002, April 29, 2002, and May 10, 2002, respectively (Registration No. 333-76198).

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus, in the related prospectus supplement or in any free writing prospectus that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any applicable free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of each such document incorporated by reference.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to: Nabors Corporate Services, Inc., 515 West Greens Road, Suite 1200, Houston, Texas 77067, Attention: Investor Relations, phone number (281) 8740035.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Milbank LLP with respect to New York law and by Conyers Dill & Pearman Limited with respect to Bermuda law. Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel named in the applicable prospectus supplement.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

4,989,747 Shares
Nabors Industries Ltd.
Common Shares
P R O S P E C T U S  S U P P L E M E N T
June 11, 2021